UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THRESHOLD

PHARMACEUTICALS, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THRESHOLD PHARMACEUTICALS, INC.

Notice of 2016 Annual Meeting of Stockholders

To Be Held June 24, 2016

The 2016 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. will be held on June 24, 2016, at 3: 00 p.m., Pacific Time, at our principal executive offices located at 170 Harbor Way, Suite 300, South San Francisco, CA 94080, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect the three nominees for Class III director named in the accompanying proxy statement to serve until the 2019 annual meeting of stockholders and until their successors have been duly elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3. To approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the accompanying proxy statement.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 25, 2016 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Harold E. Selick
Chief Executive Officer

South San Francisco, California

April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 24, 2016

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE OR, IF YOU RECEIVED A PAPER PROXY CARD OR VOTING INSTRUCTION FORM VIA MAIL, BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE PROXY CARD OR VOTING INSTRUCTION FORM IN THE RETURN ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET OR TO REQUEST A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE FULL SET OF PROXY MATERIALS, AS APPLICABLE, MAILED TO STOCKHOLDERS. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY VOTED OR SENT IN YOUR PROXY CARD.

THRESHOLD PHARMACEUTICALS, INC.

170 Harbor Way, Suite 300

South San Francisco, CA 94080

(650) 474-8200

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at the 2016 annual meeting of stockholders of Threshold Pharmaceuticals, Inc., or the Company, to be held on June 24, 2016, at 3: 00 p.m., Pacific time, at our principal executive offices located at 170 Harbor Way, Suite 300, South San Francisco, CA 94080 and at any adjournments or postponements thereof. These materials are first being mailed or made available to stockholders on or about April 29, 2016.

Only holders of our common stock as of the close of business on April 25, 2016, the record date, are entitled to vote at the 2016 annual meeting. Stockholders who hold shares in “street name” may vote at the 2016 annual meeting only if they hold a valid proxy from their broker. As of the record date, there were 71,511,425 shares of common stock outstanding and entitled to vote at the 2016 annual meeting. There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the 2016 annual meeting.

A majority of the outstanding shares of common stock entitled to vote at the 2016 annual meeting must be present in person or represented by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or represented by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the 2016 annual meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares via the Internet, over the telephone or, if they received a paper proxy card or voting instruction form by mail, by marking, dating, signing and returning the proxy card or voting instruction form. Shares properly voted by proxy will be voted in accordance with the instructions specified. If you are a stockholder of record and you do not specify your vote on each proposal individually when voting on the Internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares “FOR” the nominees to our board of directors listed on the proxy card and in this proxy statement, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and “FOR” the advisory approval of the compensation of our Named Executive Officers as disclosed in this proxy statement. We are not aware, as of the date hereof, of any matters to be voted upon at the 2016 annual meeting other than those stated in this proxy statement. If any other matters are properly brought before the 2016 annual meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, our Amended and Restated Certificate of Incorporation (which, as amended, we refer to as our Certificate of Incorporation) and our bylaws, if a quorum exists at the annual meeting:

•	the three nominees receiving the highest number of “FOR” votes (from the holders of shares present in person or represented by proxy) will be elected as directors;

•

the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•

the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be required for the advisory approval of the compensation of our Named Executive Officers, although such vote will not be binding on us.

Our board of directors is soliciting proxies for the 2016 annual meeting. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. If requested, we will also pay brokers, banks and other fiduciaries that hold shares of our common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

QUESTIONS AND ANSWERS

ABOUT VOTING AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We have sent you a Notice of Availability of Proxy Materials (the “Notice”) or our proxy materials, as applicable, because the Board of Directors (the “Board”) of Threshold Pharmaceuticals, Inc., a Delaware corporation (“Threshold”, the “Company”, “we” or “us”), is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 24, 2016, at 3: 00 p.m., Pacific Daylight Time, at our principal executive offices located at 170 Harbor Way, Suite 300, South San Francisco, CA 94080. You may vote by proxy over the Internet or by phone, or by mail if you already received or have requested printed copies of the proxy materials.

We intend to distribute the Notice and the proxy materials on or about April 29, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Q:	Who is soliciting my proxy?

A:	Our board of directors.

Q:	Where and when is the 2016 annual meeting of stockholders?

A:	The 2016 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. will be held on June 24, 2016, at 3: 00 p.m., Pacific time, at our principal executive offices located at 170 Harbor Way, Suite 300, South San Francisco, CA 94080.

Q:	How do I attend the 2016 annual meeting of stockholders?

A:	You are invited to attend the 2016 annual meeting to vote on the proposals described in this proxy statement. For directions to attend the 2016 annual meeting in person, please contact our Vice President of Intellectual Property and Assistant General Counsel, Mark Hopkins by telephone at (650) 474- 8213 or by email at ir@thresholdpharm.com. Information on how to vote in person at the 2016 annual meeting is discussed below. However, you do not need to attend the 2016 annual meeting to vote your shares.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	We are pleased to continue to apply the rules from the United States Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials and cast your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Q:	Why did I receive a full set of proxy materials instead of a Notice regarding the Internet availability of proxy materials?

A:

We are providing paper copies of the proxy materials to stockholders who previously requested to receive them. If you would like to reduce the environmental impact and costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction form, to vote using the Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of proxy materials.

Q:	How can I access the proxy materials over the Internet?

A:	You may view and also download our proxy materials, including the 2015 Annual Report on Form 10-K, at www.proxyvote.com.

Q:	How do I order proxy materials if I have not received them?

A:	This Proxy Statement and Threshold’s 2015 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future stockholder meetings, you may request printed copies as follows:

•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	by Internet: go to www.proxyvote.com and follow the instructions; or

•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-Digit Control Number located in your Notice in the subject line.

Q:	Who can vote at the 2016 annual meeting?

A:	All stockholders of record at the close of business on April 25, 2016, the record date for the 2016 annual meeting, will be entitled to notice of and to vote at the 2016 annual meeting. If on that date, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2016 annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2016 annual meeting in person. Nevertheless, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the 2016 annual meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the record date, April 25, 2016, 71,511,425 shares of our common stock were outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1. To elect the three nominees for Class III director named herein to serve until the 2019 annual meeting of stockholders and until their successors have been duly elected and qualified (see page 55).

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (see page 56).

3. To approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement (see page 58).

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.

Q:	How do I vote?

A:	If you are a stockholder of record, there are four different ways to vote your shares, as follows:

•	By Internet : You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvote.com.

•	By Telephone : You may submit a proxy or voting instructions by calling (800) 690-6903 and following the instructions.

•

By Mail : If you receive a paper proxy card in the mail, you may complete, sign and return the proxy and voting instruction form in the postage-paid envelope provided to Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

In Person : If your shares are registered in your name with our transfer agent as of the record date, you may vote in person at the meeting. Submitting a proxy will not prevent you from attending the 2016 annual meeting and voting in person.

If you are a beneficial owner of shares held in “street name,” you should have received voting instructions from your broker, bank or other agent rather than from us. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the voting instruction form in the addressed, postage paid envelope provided. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2016.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy or change your vote at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, CA 94080.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke a previously granted proxy.

If your shares are held in “street name,” you should follow the instructions provided by your broker, bank or other agent.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:	If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all three proposals.

Q:	Which proposals are considered “routine” or “non-routine”?

A:	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected on Proposal 2.

The election of directors (Proposal 1) and the advisory vote on the compensation of our Named Executive Officers (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1 and 3.

Q:	What vote is required to approve each item?

A:	Proposal 1 (Election of Directors). For the election of the Class III directors, the three nominees receiving the most “FOR” votes (from the holders of shares present in person or represented by proxy) will be elected. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Although the election of directors at the annual meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the nominating and governance committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the nominating and governance committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Other Corporate Governance Matters – Corporate Governance Page; Code of Ethics; Corporate Governance Guidelines”.

Proposal 2 (Ratify Independent Registered Public Accounting Firm). The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3 (Advisory Vote on Executive Compensation). The approval, on an advisory basis, of the compensation of our Named Executive Officers must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting in order to be approved, although such vote will not be binding on us.

Q:	How does the board of directors recommend that I vote on the proposals?

A:	If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in accordance with the recommendations of our board of directors, which are set forth below. In this regard, our board of directors recommends that you vote:

•	“FOR” the election of each of the nominees named herein to serve on the board of directors (see page 55);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (see page 56); and

•	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement (see page 58).

Q:	How are votes counted?

A:	Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to the election of directors, and, with respect to Proposals 2 and 3, “FOR” and “AGAINST” votes, abstentions and broker non-votes. A “WITHHOLD” vote with respect to the election of one or more nominees for director will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will also be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting and will therefore not have any effect with respect to any of the proposals.

Q:	What if another matter is properly brought before the annual meeting?

A:	The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the proxy holders to vote on those matters in accordance with their best judgment.

Q:	Who will bear the cost of this solicitation?

A:	We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. The solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail, fax or in person.

Q:	What proxy materials are available on the internet?

A:	This proxy statement and our annual report are available at www.proxyvote.com.

Q:	How can I find out the results of the voting at the annual meeting?

A:	Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	Whom should I contact with questions?

A:	If you need additional copies of this proxy statement or the proxy card or voting instruction form, or if you have other questions about the proposals or how to vote your shares, you may contact Mark Hopkins by telephone at (650) 474- 8213 or by email at ir@thresholdpharm.com.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of our board of directors is set forth below as of April 1, 2016:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Bruce C. Cozadd(2)	52	Director	2016
David R. Hoffmann(1)(3)	71	Director	2016
George G.C. Parker, Ph.D.(2)	77	Director	2016
Jeffrey W. Bird, M.D., Ph.D.(1)(3)	55	Director	2017
Harold E. Selick, Ph.D.	61	Chief Executive Officer and Director	2017
Wilfred E. Jaeger, M.D.(1)(2)	60	Director	2018
David R. Parkinson, M.D.(3)	65	Director	2018

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee

Our Certificate of Incorporation divides our board of directors into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the 2017 annual meeting, are Jeffrey W. Bird and Harold E. Selick. The Class II directors, whose term expires at the 2018 annual meeting, are Wilfred E. Jaeger and David R. Parkinson. The Class III directors, whose terms expire at the 2016 annual meeting, are Bruce C. Cozadd, David R. Hoffmann and George G.C. Parker. Only one class of directors is elected at each annual meeting. The directors in the other classes continue to serve for the remainder of such class’ three-year term. Dr. Cozadd, Dr. Hoffmann and Dr. Parker, who are Class III directors previously elected by our stockholders, are nominees for re-election at the 2016 annual meeting. The nominating and governance committee has recommended to our board of directors that Dr. Cozadd, Dr. Hoffmann and Dr. Parker be nominated for election to as Class III directors, each for a three-year term ending on the date of the 2019 annual meeting and until his successor is duly elected or appointed. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and our board of directors has no reason to believe that any such nominee will be unable to serve.

DIRECTOR QUALIFICATIONS

The following paragraphs below under the section captioned “Nominees and Continuing Directors” provide information as of the date of this proxy statement about each individual nominated for election to our board of directors at the 2016 annual meeting and each continuing member of our board of directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s and each continuing director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, our board of directors also believes that all of our directors have demonstrated a depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to their board duties.

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership by Certain Beneficial Owners and Management.” There are no family relationships among any of our directors or executive officers.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to our board of directors as Class III directors at the 2016 annual meeting:

Bruce C. Cozadd has served as a member of our board of directors since December 2005. Mr. Cozadd is a co-founder of Jazz Pharmaceuticals, Inc. and has served as its Chairman and Chief Executive Officer since April 2009. In January 2012, Mr. Cozadd became the Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc, the successor to Jazz Pharmaceuticals, Inc. From 2003 until April 2009, he served as Executive Chairman of Jazz Pharmaceuticals, Inc. Prior to co-founding Jazz Pharmaceuticals, Inc., Mr. Cozadd served in various executive management positions with ALZA Corporation from 1991 until its acquisition by Johnson & Johnson in 2001. At the time of the merger, Mr. Cozadd was serving as Executive Vice President and Chief Operating Officer of ALZA, with responsibility for research and development, manufacturing, and sales and marketing. Prior to joining ALZA, he was in the Corporate Finance Health Care group at Smith Barney, Harris Upham & Co. Inc. He serves on the board of directors of Jazz Pharmaceuticals plc, Cerus Corporation and The Nueva School. He received his B.S. from Yale University and his M.B.A. from Stanford University. Our board of directors believes that Mr. Cozadd’s leadership experience at other life sciences companies gives him a breadth of knowledge and a unique perspective on the industry.

David R. Hoffmann has served as a member of our board of directors since April 2007. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting. He serves on the board of directors of DURECT Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado. Our board of directors believes that Mr. Hoffmann’s financial knowledge and industry experience are valuable to the board, particularly with respect to his service on the audit committee. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

George G.C. Parker, Ph.D. has served as a member of our board of directors since October 2004. Dr. Parker is the Dean Witter Distinguished Professor of Finance (Emeritus) and previously Senior Associate Dean for Academic Affairs and Director of the MBA Program, Graduate School of Business, Stanford University. Dr. Parker joined the faculty at Stanford University in 1973. He serves on the board of directors of Colony Financial, Inc. and First Republic Bank and a number of private companies, and was formerly a director of Continental Airlines, Inc., Netgear, Inc., Tejon Ranch, and former Chairman of iShares Mutual Funds. Dr. Parker received his B.A. from Haverford College and his M.B.A. and Ph.D. from Stanford University. Our board of directors believes it is well served by Dr. Parker’s extensive financial and leadership experience, including his compensation committee experience.

The following individuals will continue to serve on our board of directors after the 2016 annual meeting:

Jeffrey W. Bird , M.D., Ph.D. has served as a member of our board of directors since November 2008. Dr. Bird is a Managing Director of Sutter Hill Ventures, a venture capital firm based in Palo Alto, California. Dr. Bird was previously Senior Vice President, Business Operations at Gilead Sciences, where he oversaw business development and commercial activities. Dr. Bird received a degree in Biological Sciences from Stanford in 1982, a Ph.D. in Cancer Biology in 1988 and a M.D. in 1992 from Stanford Medical School. Dr. Bird is currently a board member of Portola Pharmaceuticals, Inc., a public company, and a number of private biotechnology companies. Dr. Bird was formerly a board member of Horizon Pharma, Inc., a public company. Our board of directors believes it benefits from Dr. Bird’s financial and medical knowledge and experience, which are valuable to the board.

Harold E. Selick, Ph.D. joined us as Chief Executive Officer in June 2002 and has served as a member of our board of directors since joining the company. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc. (now PDL BioPharma, Inc., or PDL) he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for preventing kidney transplant rejection. Dr. Selick serves as Lead Director of PDL, a public company, serves as Chairman of the board of directors of Catalyst Biosciences, a public drug discovery and development company, and also serves as Chairman of the board of directors of Protagonist Therapeutics, a privately-held biotechnology company. Dr. Selick received his B.A. in Biophysics and Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. Our board of directors believes that Dr. Selick’s extensive experience with the Company and industry knowledge provides an invaluable insight to the board of directors on issues involving the Company and its goals. Further, the board of directors believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies.

Wilfred E. Jaeger, M.D. has served as a member of our board of directors since 2001. He has been a Partner of Three Arch Partners, a venture capital firm, since 1993. Dr. Jaeger serves on the board of directors of a number of private companies, as well as Concert Pharmaceutical, Inc., a public pharmaceutical company. Dr. Jaeger received his B.S. from the University of British Columbia, his M.D. from the University of British Columbia, School of Medicine and his M.B.A. from Stanford University. Our board of directors believes that Dr. Jaeger’s financial and medical knowledge and experience are valuable to the board, particularly with respect to his service on the audit and compensation committees.

David R. Parkinson, M.D. has served as a member of our board of directors since 2010. Dr. Parkinson is the Chief Executive Officer of ESSA Pharma and Venture Advisor to New Enterprise Associates (NEA). From 2007 until 2012, Dr. Parkinson served as President and Chief Executive Officer of Nodality, a South San Francisco-based biotechnology company focused on the biological characterization of signaling pathways in patients with malignancy to enable more effective therapeutics development and clinical decision making. Until October 2007, Dr. Parkinson was Senior Vice President, Oncology Research and Development, at Biogen, Idec., where he oversaw all oncology discovery research efforts and the development of the oncology pipeline. Previously he had served as Vice President, Oncology Development, at Amgen and Vice President, Global Clinical Oncology Development, at Novartis. During his tenures at Amgen, a public biotechnology company, and Novartis, a public biotechnology company, Dr. Parkinson was responsible for clinical development activities leading to a series of successful global drug registrations for important cancer therapeutics, including Gleevec, Femara, Zometa, Kepivance, and Vectibix. Prior to working in the biotechnology industry, Dr. Parkinson worked at the National Cancer Institute from 1990 to 1997, serving as Chief of the Investigational Drug Branch, then as acting associate director of the Cancer Therapy Evaluation Program. Dr. Parkinson is a past Chairman of the Food & Drug Administration (FDA) Biologics Advisory Committee and is a recipient of the FDA’s Cody Medal. He is a past president of the International Society of Biological Therapy, and a past editor of the Journal of Immunotherapy. He has served on the National Cancer Policy Forum of the Institute of Medicine and is a past co-chair of the Cancer Steering Committee of the NIH Foundation Biomarkers Consortium. He has also served as a member of the FDA’s Science Board, as an elected director on the board of directors of the American Association of Cancer Research, and as a director on the board of the Ontario Institute for Cancer Research. He currently serves as a Board Director for the Multiple Myeloma Research Foundation and as the Chairperson of the American Association of Cancer Research (AACR) Finance and Audit Committee. Dr. Parkinson was formerly a Director of Facet Biotech, Inc., a public biopharma company which was acquired by Abbott

Pharmaceuticals as well as a director of Ambit Biosciences, a public biopharma company recently acquired by Daiichi Sankyo. He currently serves as director on the board of directors of Cerulean Pharma, Inc., a public biopharma company focused on the discovery and development of anti-cancer drugs. Dr. Parkinson received his medical degree as gold medalist from the University of Toronto Faculty of Medicine in 1977. He completed a Hematology Fellowship at Royal Victoria Hospital at McGill University in Montreal and was a Research Fellow at the New England Medical Center at Tufts University in Boston. He has held academic positions both at Tufts and the University of Texas MD Anderson Cancer Center, and has authored over 100 peer-reviewed publications in the fields of cancer immunobiology and immune oncology as well as therapeutics and diagnostic development. Our board of directors believes that Dr. Parkinson’s medical, regulatory and industry knowledge and experience are valuable to the board.

DIRECTOR NOMINATIONS

Criteria for Board Membership. In selecting candidates for appointment or re-election to our board of directors, the nominating and governance committee considers the appropriate balance of specific experience, qualifications, attributes and skills required of our board of directors, and seeks to insure that at least a majority of the directors are independent under the NASDAQ Stock Market LLC listing standards, or the NASDAQ listing standards, and that members of our audit committee meet the financial literacy and sophistication requirements under the NASDAQ listing standards and at least one of them qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission, or the SEC. To date, the nominating and governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for candidates for membership on our board of directors. Instead, nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to their board duties. While we do not have a formal policy on board diversity, the nominating and governance committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our board of directors having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the board of directors as a whole, when making decisions on director nominations.

Stockholder Nominees. The nominating and governance committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating and governance committee c/o our Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals for 2016 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating and governance committee believes we are well-served by our current directors. If an incumbent director is not standing for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings, or if our board of directors desires to increase its size, the nominating and governance committee will seek out potential candidates for appointment to our board of directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of our board of directors and, if the nominating and governance committee deems appropriate, a third-party search firm. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm. The nominating and governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating and governance committee. Candidates meriting serious consideration will meet with additional members of our board of directors. Based on this input, the nominating and governance committee will evaluate whether the committee should recommend to our board of directors that this candidate be elected to fill a vacancy on our board of directors, or presented for the approval of the stockholders, as appropriate.

We have never received a proposal from a stockholder to nominate a director. Although the nominating and governance committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2016 Annual Meeting. Bruce C. Cozadd, David R. Hoffmann and George G.C. Parker are nominees standing for re-election at the annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the meeting. The two nominees receiving the highest number of “FOR” votes properly cast in person or by proxy at the meeting will be elected as a Class III director of Threshold. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for election. Broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our nominating and governance committee and Board may propose.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the nominating and governance committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the nominating and governance committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Other Corporate Governance Matters—Corporate Governance Page; Code of Ethics; Corporate Governance Guidelines”.

BOARD MEETINGS AND COMMITTEES; DIRECTOR INDEPENDENCE

During 2015, our board of directors met nine times. The audit committee met five times, the compensation committee met five times and the nominating and governance committee met three times. Each member of our board of directors attended at least 75% or more of the board meetings and meetings of committees of the board that each such director served on in fiscal 2015. Although the board has not adopted a formal policy, all directors are expected to attend annual meetings of stockholders if possible. All of our directors attended the 2015 annual meeting of stockholders.

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with the requirements under the NASDAQ listing standards, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, its senior management and its independent registered public accounting firm, our board of directors affirmatively determined that all of our current directors are independent directors within the meaning of the applicable NASDAQ listing standards, except that Dr. Selick, our Chief Executive Officer, is not an independent director by virtue of his employment with our company. In addition, our board of directors has determined that each member of the audit committee, compensation committee and nominating and governance committee meets the applicable NASDAQ and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Threshold Pharmaceuticals. In determining that Dr. Bird and Dr. Parkinson are independent within the meaning of the applicable NASDAQ listing standards and SEC rules, our board of directors considered Dr. Bird’s affiliation with one of our significant stockholders and Dr. Parkinson’s consulting arrangement with us, and in each case determined that such relationships would not interfere with either Dr. Bird’s or Dr. Parkinson’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has standing (i) audit, (ii) compensation and (iii) nominating and governance committees, each of which has a written charter, copies of which can be found at www.thresholdpharm.com.

Audit Committee. The audit committee currently consists of Mr. Hoffmann (chair), Dr. Bird and Dr. Jaeger. Our board of directors has determined that all members of the audit committee are independent directors under the NASDAQ listing standards and each of them is able to read and understand fundamental financial statements. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. Although management has primary responsibility for the system of internal controls and the financial reporting process, the responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our financial statements, reviewing and evaluating the scope and results of the annual audit, approving all professional services to be provided to us by our independent registered public accounting firm, meeting with management and the independent registered public accounting firm to discuss our financial statements and matters that may affect our financial statements, and reviewing, overseeing and approving transactions between our company and any related persons.

Compensation Committee. The compensation committee currently consists of Dr. Jaeger (chair), Mr. Cozadd and Dr. Parker. Our board of directors has determined that all members of the compensation committee are independent directors under the rules of the NASDAQ listing standards. In determining whether Dr. Jaeger, Mr. Cozadd and Dr. Parker are independent within the meaning of the NASDAQ listing standards rules pertaining to membership of the compensation committee, our board of directors determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the compensation committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation.

The compensation committee develops and reviews compensation policies and practices applicable to executive officers, reviews and recommends goals for our Chief Executive Officer and evaluates his performance in light of these goals, reviews and evaluates goals and objectives for our other officers, oversees and evaluates our equity incentive plans and reviews and approves the creation of or amendment to our equity incentive plans. Under its charter, the compensation committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. The compensation committee also has the direct responsibility for the appointment, compensation and oversight of the work of any advisers retained or engaged by the compensation committee. Under its charter, the compensation committee also has the authority to delegate its authority and responsibilities to members of the committee or a subcommittee. Finally, the compensation committee has the sole authority to approve the fees and the other terms and conditions of the engagement of any such advisor. We must provide for appropriate funding, as determined by the compensation committee, for the payment of reasonable compensation to any such adviser retained by the compensation committee.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Nominating and Governance Committee. The nominating and governance committee currently consists of Mr. Hoffmann (chair), Dr. Bird and Dr. Parkinson. Our board of directors has determined that all members of the nominating and governance committee are independent directors under the NASDAQ listing standards. The nominating and governance committee’s responsibilities include recommending to our board of directors nominees for possible election to our board of directors. Nominees for the 2015 annual meeting were recommended to our board of directors for nomination by the nominating and governance committee and our board of directors subsequently approved these nominees at a meeting of our board of directors.

OTHER CORPORATE GOVERNANCE MATTERS

Board Leadership and Risk Oversight. Our board of directors has not designated a chairman or lead independent director, nor does our board of directors have a formal leadership structure that would allow one director to entirely shape the work of the board of directors. Instead, from time to time, one or more of the independent directors works with Dr. Selick to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Dr. Selick, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. We believe that this structure of the board is adequate and appropriate for governance given the existing scope and nature of our operations. To facilitate the board’s responsibility for oversight of company risks, the board delegates specific areas of risk management oversight to applicable board committees. The audit committee oversees our risk policies and processes relating to financial statements and financial reporting, including our system of internal control over financial reporting. The compensation committee oversees risks associated with our compensation plans and the effect that our compensation structure may have on business decisions and on the attraction and retention of a qualified management team. The nominating and governance committee oversees risks related to our governance structure and the evaluation of individual board members and committees.

Corporate Governance Page; Code of Ethics; Corporate Governance Guidelines. We maintain a corporate governance page on our website which includes key information about our corporate governance matters, including our Corporate Governance Guidelines, Code of Ethics and charters for each committee of our board of directors. The corporate governance page can be found at www.thresholdpharm.com, by clicking first on

“Investors” then clicking on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website at the website address specified above.

Our policies and practices reflect corporate governance initiatives that we believe are compliant with the NASDAQ listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of our board of directors members are “independent” under the NASDAQ listing standards;

•

all members of the key board committees—the audit committee, the compensation committee and the nominating and governance committee—are independent under the NASDAQ listing standards and applicable SEC rules;

•	the independent members of our board of directors meet regularly outside the presence of management;

•

we have adopted a Code of Ethics that is monitored by management and that applies to all of our officers, directors and employees, including our principal executive officer and all members of our finance department, including our principal financial officer;

•	the charters of our board of directors committees establish their respective roles and responsibilities; and

•	our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

In addition, our Board has adopted Corporate Governance Guidelines that set forth key principles to guide the Board in their exercise of responsibilities and serve the interests of Threshold and our stockholders. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, director qualifications and board membership criteria, director independence, board and board committee annual performance evaluations, committees of the board, board access to management and outside advisors, board share ownership guidelines, and director orientation and education. Our Corporate Governance Guidelines also include provisions whereby any nominee for director shall submit an offer of resignation for consideration by the nominating and governance committee of the Board, if such nominee for director in an uncontested election receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. The nominating and governance committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC and a press release. The current form of the Corporate Governance Guidelines can be found on the Corporate Governance page under the Investor Relations section of our website at www.thresholdpharm.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080.

Communications with the Board of Directors. Stockholders or other interested parties may communicate with any director or committee of our board of directors by writing to them c/o Secretary, Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and governance committee.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 25, 2016 or earlier date for information based on filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each Named Executive Officer identified in the compensation tables appearing later in this proxy statement, (c) each of our directors and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares Beneficially Owned(2)
Stockholders owning more than 5%
BlackRock, Inc.(3)	3,817,942	5.34%
40 East 52nd Street
New York, NY 10022

Sio Capital Management, LLC(4)	4,003,992	5.60%
535 Fifth Avenue, Suite 910
New York, New York, 10017

Sutter Hill Ventures and certain affiliated persons(5)	6,126,921	8.56%
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304

Directors and Named Executive Officers

Jeffrey W. Bird, M.D., Ph.D.(6)	4,569,341	6.38%

Bruce C. Cozadd(7)	130,000	*

Nipun Davar, Ph.D.(8)	225,207	*

Joel A. Fernandes(9)	374,992	*

David R. Hoffmann(10)	132,500	*

Wilfred E. Jaeger, M.D.(11)	157,500	*

Stewart M. Kroll(12)	593,450	*

George G.C. Parker, Ph.D.(13)	116,072	*

David R. Parkinson, M.D.(14)	117,500	*

Tillman Pearce, M.D.(15)	463,784	*

Harold E. Selick, Ph.D.(16)	2,742,970	3.72%

Robert L. Simon(17)	279,895	*

All current directors and executive officers as a group (10 persons)(18)	9,903,211	12.97%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080.
(2)	Percentage ownership is based on 71,511,425 shares of our common stock outstanding as of April 25, 2016. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 25, 2016. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.
(3)	The information contained in the table and this footnote is based on a Schedule 13G/A filed with the SEC on January 27, 2016, by BlackRock, Inc., reporting beneficial ownership as of December 31, 2015. Blackrock, Inc. has the sole power to vote or to direct the voting of these shares.
(4)

The information contained in the table and this footnote is based on a Schedule 13G/A filed with the SEC on February 16, 2016, by Sio Capital Management, LLC, reporting beneficial ownership as of December 31,

2015. Sio Capital Management, LLC has shared power to vote or to direct the voting of these shares. Sio and Sio GP, LLC (the “GP”) act as investment advisor and general partner, respectively, to various clients that are the record owners of the shares of common stock reflected in the table above. Because Sio’s investment discretion with respect to such clients is subject to oversight by the GP, the GP may be deemed to be the beneficial owner of the Company’s common stock owned by such clients. In addition, both Sio and the GP are controlled by Michael Castor. As such, he may be deemed to control the voting and dispositive decisions with respect to, and therefore be the beneficial owner of, the shares of the common stock reflected in the table above. Each of the GP and Michael Castor expressly disclaim beneficial ownership of these shares.
(5)	The information contained in the table and this footnote is based on a Schedule 13G/A filed with the SEC on February 16, 2016 and a Form 4 filed with the SEC on March 1, 2016, by Sutter Hill Ventures, a California Limited Partnership, which is referred to as Sutter Hill Ventures, and certain persons affiliated with Sutter Hill Ventures, reporting beneficial ownership as of March 31, 2016. Based on the information provided by the reporting persons in the Schedule 13G/A and Form 4, these shares consist of: (a) 4,098,266 shares held by Sutter Hill Ventures; (b) 340,156 shares held in the Jeffrey W. and Christina R. Bird Trust of which Dr. Bird, who is a member of our board of directors, is a trustee, 919 shares held in a Roth IRA for the benefit of Dr. Bird and 130,000 shares subject to options granted to Dr. Bird which are exercisable within 60 days after April 25, 2016; and (c) 1,557,580 shares held by individuals other than Dr. Bird who are affiliated with Sutter Hill Ventures or entities affiliated with such individuals. Dr. Bird may be deemed to have shared voting and investment power with respect to the shares held by the Jeffrey W. and Christina R. Bird Trust. Dr. Bird and Sutter Hill Ventures do not have any voting or investment power with respect to the shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (c) of this note. Dr. Bird, Tench Coxe, James N. White, Michael L. Speiser, Stefan A. Dyckerhoff and Samuel J. Pullara III, referred to collectively as the Sutter Hill Principals, may be deemed to have shared voting and investment power with respect to the shares held by Sutter Hill Ventures. As a result of the shared voting and dispositive powers referenced herein, the Sutter Hill Principals may each be deemed to beneficially own the shares held by Sutter Hill Ventures.
(6)	Dr. Bird’s beneficial ownership includes all shares referenced in footnote (5) other than the shares referenced under part (c) of footnote (5).
(7)	Consists of 130,000 shares subject to options granted to Mr. Cozadd which are exercisable within 60 days of April 25, 2016.
(8)	Consists of 225,207 shares subject to options granted to Dr. Davar, all of which are exercisable within 60 days of April 25, 2016. Dr. Davar was terminated as an executive officer of the Company at the end of 2015. In connection with the termination of Dr. Davar’s employment, the post-termination exercise period for the vested portion of his stock options as of December 31, 2015 was extended from ninety days to up to two years.
(9)	Includes 346,872 shares subject to options granted to Mr. Fernandes, all of which are exercisable within 60 days after April 25, 2016. Also includes 23,975 shares acquired by Mr. Fernandes under our 2004 Employee Stock Purchase Plan.
(10)	Consists of 132,500 shares subject to options granted to Mr. Hoffmann, all of which are exercisable within 60 days of April 25, 2016.
(11)	Consists of 80,000 shares subject to options granted to Dr. Jaeger, all of which are exercisable within 60 days of April 25, 2016, 52,500 shares of common stock directly held, and 25,000 shares issuable upon the exercise of warrants issued to Dr. Jaeger.
(12)	Includes 534,720 shares subject to options granted to Mr. Kroll, all of which are exercisable within 60 days after April 25, 2016. Also includes 29,836 shares acquired by Mr. Kroll under our 2004 Employee Stock Purchase Plan.
(13)	Consists of 107,500 shares subject to options granted to Dr. Parker, all of which are exercisable within 60 days of April 25, 2016 and 8,572 shares of common stock held by Dr. Parker.
(14)	Consists of 117,500 shares subject to options granted to Dr. Parkinson, all of which are exercisable within 60 days of April 25, 2016.

(15)	Includes 463,767 shares subject to options granted to Dr. Pearce, all of which are exercisable within 60 days of April 25, 2016 and 17 shares of common stock held by Dr. Pearce.
(16)	Includes 2,300,100 shares subject to options granted to Dr. Selick, all of which are exercisable within 60 days after April 25, 2016. Also includes 42,653 shares acquired by Dr. Selick under our 2004 Employee Stock Purchase Plan.
(17)	Consists of 279,895 shares subject to options granted to Mr. Simon, all of which are exercisable within 60 days as of April 25, 2016. Mr. Simon was terminated as an executive officer of the Company at the end of 2015. In connection with the termination of Mr. Simon’s employment, the post-termination exercise period for the vested portion of his stock options as of December 31, 2015 was extended from ninety days to two years
(18)	Includes outstanding options to purchase 4,848,061 shares, all of which are exercisable within 60 days after April 25, 2016. Also includes 96,465 shares acquired under our 2004 Employee Stock Purchase Plan by our executive officers as a group.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(1)(2)
Equity compensation plans approved by stockholders:	9,032,136	$3.77	3,587,377
Equity compensation plans not approved by stockholders	—	—	—

Total	9,032,136	$3.77	3,587,377

(1)	Includes 3,460,540 shares of our common stock remaining available for future issuance under our 2014 Equity Incentive Plan, or the 2014 Plan. The 2014 Plan was adopted on May 15, 2014, with an aggregate initial share reserve consisting of the sum of (i) 6,000,000 newly reserved shares plus (ii) up to 6,626,157 additional shares (the “Prior Plan Shares”) that may be added to the 2014 Plan in connection with the forfeiture or expiration of awards outstanding under our now expired 2004 Equity Incentive Plan as of May 15, 2014 (the “Returning Shares”). The Prior Plan Shares will be added to the share reserve under the 2014 Plan only as and when such shares become Returning Shares. At December 31, 2015, a total 3,460,540 shares of our common stock remaining available for future issuance under the 2014 Plan.
(2)	Includes 126,837 shares of our common stock remaining available for future issuance under our 2004 Employee Stock Purchase Plan, or 2004 Purchase Plan. On each January 1 through and including January 1, 2019, the number of authorized shares under our 2004 Purchase Plan is automatically increased by a number of shares equal to the lesser of:
•	1% of the number of our shares issued and outstanding on such date;
•	100,000 shares; or
•	an amount determined by our board of directors.

RELATED PARTY TRANSACTIONS

Related Party Transaction Policy and Procedures

We have not yet adopted a written related-party transactions policy. However, applicable NASDAQ Stock Market rules require that our audit committee (or another independent body of the board of directors) conduct an appropriate review and oversight of all related-party transactions for potential conflict of interest situations on an ongoing basis. In addition, our audit committee has been delegated the express authority and responsibility to review, provide oversight of and to approve related-party transactions. For these purposes, “related-party transactions” are generally those transactions required to be disclosed by us in proxy statements and annual reports that we file with the SEC in which certain categories of enumerated persons (including our executive officers and directors and their immediately family members, as well as our significant stockholders) have a direct or indirect material interest. In approving or rejecting any proposed related-party transaction, the audit committee considers the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Related Party Transactions and Business Relationships

Participation in Public Offering

On February 18, 2015, we completed an underwritten public offering of 8,300,000 shares of our common stock and warrants to purchase 8,300,000 shares of our common stock. The combined purchase price to the public for each share of common stock and accompanying warrant was $3.62. However, one of our directors who participated in the offering, Wilfred E. Jaeger, paid an additional $0.125 price per share of common stock and accompanying warrant in accordance with the rules of the NASDAQ Stock Market. Net cash proceeds from the public offering were approximately $28.2 million, after deducting the underwriting discounts and commissions and offering expenses payable by us. The warrants issued in the offering carried an initial exercise price of $10.86 per share and were exercisable at any time and from time to time commencing with the date six months following the issuance date and continuing through the date that is five years from the issuance date. Pursuant to adjustment provided in the Warrant, effective January 21, 2016, the exercise price was adjusted to be the floor price of $3.62 per share. The adjustment described was made pursuant to the Warrant based on the arithmetic average of the volume-weighted average price (VWAP) for the Company’s common stock on each of the 20 Trading Days immediately preceding the 30th Trading Day following the Company’s issuance of a press release on December 6, 2015 first publicly announcing (a) top-line efficacy data from the Company’s TH-CR-406 Phase 3 clinical trial of evofosfamide plus doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma and (b) top-line efficacy data from Merck KGaA’s Phase 3 MAESTRO clinical trial of evofosfamide in combination with gemcitabine in patients with previously untreated, locally advanced unresectable or metastatic pancreatic adenocarcinoma. The investors in this offering included following related parties listed in the table below.

Name of Related Party	Shares Purchased (#)	Shares Underlying Warrants Purchased (#)	Purchase Price ($)
Capital Ventures International(1)	4,150,000	4,150,000	$15,023,000
Wilfred E. Jaeger , M.D.	25,000	25,000	$93,625

(1)	Became a greater than 5% stockholder of Threshold as a result of our February 2015 public offering and, accordingly, became a “related party” of Threshold under applicable SEC rules and regulations.

Since this offering was public, with the price to the public in the offering determined in part by a book building process with the underwriters and in part by negotiation at arms-length with parties that were not, prior to the offering, related parties, the offering was not specifically reviewed in advance as a related-party transaction. However, the offering was approved in advance by our board of directors and by a pricing committee of our board of directors. Our nominating and governance committee, which served as the independent review and oversight body due to the participation of Dr. Jaeger (who serves on the audit committee) in the offering, subsequently reviewed the offering.

Indemnification Arrangements

Our Certificate of Incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, and the rules promulgated by the SEC, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership of our equity securities, and changes in that ownership, with the SEC. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no other reports were required, we believe that our directors, executive officers and beneficial owners of more than 10% of our equity securities complied with all applicable filing requirements during 2015 except that one report covering one transaction was filed late by each of Jeffrey W. Bird, M.D., Ph.D.; Bruce C. Cozadd, David R. Hoffmann and Joel Fernandes and two reports each covering one transaction were filed late by each of Wilfred E. Jaeger and George Parker.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth, as of April 1, 2016, information about our current executive officers.

Name	Age	Position(s)
Harold E. Selick, Ph.D.	61	Chief Executive Officer and Director
Joel A. Fernandes	46	Senior Vice President, Finance and Controller
Tillman Pearce, M.D.	59	Chief Medical Officer
Stewart M. Kroll	56	Chief Operating Officer

Biographical information for Dr. Selick is included above under the heading “Nominees and Continuing Directors.”

Joel A. Fernandes joined us in April 2006 and has served as our Senior Vice President, Finance and Controller since March 2016. Prior to March 2016, Mr. Fernandes served as our Senior Director, Finance and Controller. Prior to May 2011, Mr. Fernandes had served as our Vice President, Finance and Controller. Mr. Fernandes served as Associate Director of Finance at Theravance, Inc. from January 2005 to March 2006, Senior Manager of Corporate Finance at KLA-Tencor from August 2002 to January 2005 and Assistant Controller of ALZA Corporation from 1999 to 2002. Mr. Fernandes has been a Certified Public Accountant since 1996 and has a Masters in Accountancy from Manchester College, Indiana.

Tillman Pearce, M.D. joined us in February 2012 as Chief Medical Officer. Dr. Pearce served as Chief Medical Officer of KaloBios Pharmaceuticals, Inc., from 2007 through 2011, where he where he oversaw the design and execution of clinical programs for three antibody therapeutics in the fields of infectious disease, inflammation (asthma and rheumatoid arthritis and hematologic malignancies, and since 2011 and prior to joining us, he had been an oncology consultant. Prior to KaloBios, Dr. Pearce was a Senior Director at PDL BioPharma, Inc. from 2002 to 2007 and a Medical Director in the Oncology Business Unit at Sanofi-Synthelabo from 1997 to 2002. He has also held research positions in oncology at Sandoz and Novartis. Dr. Pearce holds a B.A. in philosophy from Tulane University and an M.D. from the Medical College of Georgia.

Stewart M. Kroll joined us in January 2005 and has served as our Chief Operating Officer since March 11, 2016. From May 2011, Mr. Kroll had served as our Senior Vice President of Clinical Development. Prior to May 2011, Mr. Kroll served as our Vice President of Biostatistics and Clinical Operations and then Senior Vice President of Clinical Development. Mr. Kroll served as the Senior Director of Biostatistics of Corixa Corporation from December 2000 to January 2005, and served in positions of increasing responsibility, most recently as Director of Biostatistics of Coulter Pharmaceuticals, Inc. from January 1997 to December 2000. Mr. Kroll received his B.A. and M.A. in statistics from the University of California, Berkeley.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our principal executive officer, principal financial officer and our four other most highly compensated executive officers who were either serving as executive officers at December 31, 2015 or whose service as executive officers terminated on December 31, 2015, each of whom are listed below and who are collectively referred to in this proxy statement as our “Named Executive Officers.”

•	Harold E. Selick, Ph.D. , our Chief Executive Officer;

•	Joel A. Fernandes, our Senior Vice President, Finance and Controller;

•	Tillman Pearce, M.D. , our Chief Medical Officer;

•	Stewart M. Kroll, our Chief Operating Officer;

•	Robert L. Simon, our Former Senior Vice President of Regulatory Affairs and Quality Assurance; and

•	Nipun Davar, Ph.D., our Former Senior Vice President of Pharmaceutical Development and Manufacturing.

Executive Summary

Business Overview. We are a clinical-stage biopharmaceutical company using our expertise in the tumor microenvironment to discover and develop therapeutic and diagnostic agents that selectively target tumor cells for the treatment of patients living with cancer. We are developing two therapeutic product candidates based on hypoxia-activated prodrug technology: evofosfamide and tarloxotinib. In December 2015, we announced topline results from two pivotal Phase 3 clinical trials of evofosfamide: TH-CR-406 conducted by Threshold in patients with soft tissue sarcoma and MAESTRO conducted by Merck KGaA, Darmstadt, Germany (or “Merck KGaA”), in patients with advanced pancreatic cancer. Based on our analysis of the TH-CR-406 study and Merck KGaA’s analysis of the MAESTRO study, we reported that neither trial met its primary endpoint of demonstrating a statistically significant improvement in overall survival. As a result, and following Merck KGaA’s and our decision to discontinue joint development of evofosfamide under our former collaboration with Merck KGaA, in December 2015 we adopted a plan to reduce our operating expenses. The plan included an immediate reduction of approximately 40 full-time employees in both research and development and general and administrative areas. In addition, we have discontinued enrollment in all company-sponsored clinical trials of evofosfamide as we conduct our analyses of the data from the clinical trials, including our own analyses of the MAESTRO trial, and evaluate potential next steps for the development of evofosfamide and tarloxotinib.

In January 2016, we announced that a previously unplanned sponsor-initiated interim futility analysis of the randomized, controlled Phase 2 trial of evofosfamide in patients living with non-small cell lung cancer, (or “the 415 trial”), was conducted by an independent Data Safety Monitoring Board who concluded that, in spite of having achieved statistically significant improvements in progression-free survival and objective response rates, the trial was unlikely to reach its primary endpoint of improving overall survival with statistical significance and was therefore terminated. In January 2016 at the American Society of Clinical Oncology 2016 Gastrointestinal Cancers Symposium (ASCO GI), Merck KGaA’s analyses of the results from the Phase 3 MAESTRO trial were presented. While the primary efficacy endpoint of overall survival narrowly missed statistical significance, efficacy endpoints of progression-free survival and confirmed overall response rates demonstrated significant improvements for patients treated with the combination of evofosfamide and gemcitabine (the “treatment arm”) compared to gemcitabine plus placebo (the “control arm”). Of particular note, a meaningful improvement in overall survival was reported for a subgroup of 116 Asian patients who were enrolled in Japan and for whom the median overall survival for the treatment arm was a statistically significant 13.6 months compared to 9.1 months in the control arm. Progression-free survival, objective response rate, and reductions in the pancreatic cancer serum biomarker, CA19-9, were similarly improved with high statistical significance in the Japanese patients who were in the treatment arm compared to those in the control arm of the trial. No new safety findings were identified in the MAESTRO study and the safety profile was consistent with that previously reported in other studies of evofosfamide plus gemcitabine. In March 2016, we and Merck KGaA agreed to terminate our former collaboration with Merck KGaA, and all rights to evofosfamide were returned to us. We are currently conducting additional analyses of data from the MAESTRO trial in pancreatic cancer. Pending the results of our analyses, we intend to discuss potential registration pathways with health regulatory authorities.

Our second product candidate, tarloxotinib, is a prodrug designed to selectively release a covalent (irreversible) EGFR tyrosine kinase inhibitor under hypoxic conditions and has the potential to effectively shut down aberrant EGFR signaling in a tumor-selective manner, thus avoiding or reducing the skin and gastrointestinal toxicities associated with currently available EGFR tyrosine kinase inhibitors. Tarloxotinib is currently being evaluated in two Phase 2 proof-of-concept trials: one for the treatment of patients with mutant EGFR-positive, T790M-negative advanced non-small cell lung cancer progressing on an EGFR tyrosine kinase inhibitor, and the other for patients with recurrent or metastatic squamous cell carcinomas of the head and neck or skin. Threshold licensed exclusive worldwide rights to tarloxotinib from Auckland Uniservices Ltd in September 2014.

Company Performance Highlights. The highlights of our Company performance for the year ended December 31, 2015 include:

•

Execution of, and analysis of the data from, the Phase 3 TH-CR-406 clinical trial of evofosfamide in patients living with soft tissue sarcoma on time and on budget while fulfilling all of our obligations to the joint Merck KGaA/Threshold evofosfamide development program with skill and high integrity. This included recognizing a meaningful improvement in overall survival for a subgroup of 123 Asian patients (enrolled at Japanese and South Korean sites) in which the risk of death was reduced by 42 percent for patients on the treatment arm compared to patients on the control arm from our collaborative (with Merck KGaA) global pivotal Phase 3 MAESTRO clinical trial assessing the efficacy and safety of evofosfamide in combination with gemcitabine in patients with previously untreated, locally advanced unresectable or metastatic pancreatic adenocarcinoma;

•	Preparation of regulatory and CMC manufacturing materials to support the then-planned submission of the evofosfamide new drug application, or NDA, to the FDA in an expedited fashion; and

•

Commencing two Phase 2 proof-of-concept trials of tarloxotinib in August 2015 to evaluate the efficacy, safety and tolerability of tarloxotinib administered as a single agent to patients with advanced non-squamous non-small cell lung cancer and patients with squamous cell carcinomas of the head and neck or skin.

Compensation Highlights. The highlights of our Named Executive Officer compensation program include:

•	For 2015, no bonuses were paid to any Company employees.

•

For 2015, the majority of our Named Executive Officer compensation was linked to performance and “at-risk” (consisting of annual performance-based cash bonuses paid and equity awards granted): 67% of compensation is “at-risk” for our Chief Executive Officer, and for our Named Executive Officers, an average of 50% of compensation is “at-risk”.

•

We do not maintain employment agreements with our Named Executive Officers. Our Named Executive Officers are employed at-will and are expected to demonstrate high-quality performance in order to continue serving as members of our executive team.

•	We do not provide our Named Executive Officers with guaranteed annual salary increases or guaranteed bonuses.

•

Our annual performance-based bonuses encourage our Named Executive Officers to achieve our most important Company metrics and to meet rigorous individual goals. Our Chief Executive Officer’s performance bonus is based 100% on our Company’s overall performance and achievement of our annual Company objectives, which aligns our Chief Executive Officer’s interests with our stockholders’ interests.

•

Change of control benefits are limited to “double-trigger” payments (requiring termination other than for cause or resignation for good reason in connection with a change of control to trigger payments).

•	We do not provide any tax gross-up benefits for excise taxes associated with change of control compensation, or otherwise.

•	We generally do not provide any executive fringe benefits or perquisites to our executives, such as car allowances, personal security, or financial planning advice.

•

Executive officer employment agreements require that an executive officer forfeit his/her entire annual incentive bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual incentive bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his/her employment, as defined by his or her employment agreement.

•

Our Insider Trading Policy prohibits employees from engaging in speculative trading activities, including hedging or pledging Company securities as collateral. Accordingly, our employees, including our executive officers, may not hedge the economic risk of, or pledge ownership of, our Common Stock.

Philosophy

We have adopted a performance-based compensation strategy that is intended to focus our Named Executive Officers on the achievement of near-term corporate goals as well as long-term strategic objectives. Our compensation programs for our Named Executive Officers are designed to achieve the following objectives:

•	attract, engage and retain exceptionally talented and highly experienced officers in the competitive and dynamic life sciences industry;

•	motivate and reward officers whose knowledge, skills and performance contribute to our success;

•

encourage and inspire our officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and Company-wide short- and long-term goals; and

•	align the interests of our officers and stockholders by motivating our officers to increase stockholder value and rewarding officers when stockholder value increases.

The compensation committee of our board of directors, or the Committee, believes that our executive compensation program is appropriately designed, reasonable and responsible in that it both encourages our Named Executive Officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

Our Named Executive Officer compensation programs include both long- and short-term compensation, with a goal of aligning officer compensation with long-term success of the Company. We do not have specific guidelines for allocating between cash and non-cash forms of compensation or between long- and short-term compensation. Instead, the Committee uses its judgment to establish for each Named Executive Officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our compensation program and our Company objectives. However, because we believe it is important to our success to aggressively pursue long-term corporate goals, to avoid excessive risk taking, and to preserve our cash resources, a significant portion of the Named Executive Officers’ total compensation is comprised of performance-based bonus opportunities and long-term equity awards, which align the officers’ incentives with the interests of our stockholders.

Role of the Committee and Executive Officers in Setting Executive Compensation

The Committee is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market. The Committee reviews our compensation policies, plans and programs and the compensation paid to our Named Executive Officers, and either approves such compensation or recommends such compensation for approval by our board of directors.

The board of directors is responsible for reviewing and setting our annual Company goals and objectives, which it generally approves shortly prior to, or at the beginning of each fiscal year to which the goals and objectives relate. The Committee then categorizes the objectives into the narrower categories of Company goals for the year that form the basis for evaluating the performance-based component of Named Executive Officer compensation for the following year. The goals approved by the Committee are generally given explicit weighting as to relative importance and the Committee determines the relative importance of each individual goal within the relevant category.

In the first quarter of the fiscal year, the Committee meets to review Company performance against the goals that had been established for the fiscal year that just ended and to review and evaluate the compensation of each of our Named Executive Officers, as well as other matters brought before the Committee. At this meeting, after due consideration, the Committee:

•	either approves or recommends to the board of directors for approval, the base salaries for our Named Executive Officers for the current fiscal year;

•

either approves or recommends to the board of directors for approval, bonus payments for our Named Executive Officers under our standing annual bonus award program for performance in the prior fiscal year and bonus opportunity and structure under our annual bonus award program for our Named Executive Officers for the current fiscal year;

•	either approves or recommends to the board of directors for approval, equity incentive award grants for each Named Executive Officer;

•	and recommends to the board of directors for approval, cash and equity compensation for members of the board of directors; and

•	and recommends to the board of directors for approval, overall salary, bonus and stock option guidelines for all of our employees.

In reviewing and evaluating the performance and compensation of our Named Executive Officers other than our Chief Executive Officer, the Committee receives a written report from our Chief Executive Officer evaluating each Named Executive Officer’s performance in the prior fiscal year and recommending base salary, performance-based compensation and equity award grants for those Named Executive Officers. Our Chief Executive Officer also provides a written assessment of Company achievement of the Company goals set for the prior fiscal year. None of our Named Executive Officers other than our Chief Executive Officer is present for the discussion or deliberation of their performance or compensation. Our Chief Executive Officer is not present for the discussion or deliberation of his performance or compensation. The Committee retains discretion to adjust the recommendations of our Chief Executive Officer based on its own independent determination of corporate and individual performance and other factors as described below.

The Committee is (and was at all times during 2015) composed entirely of independent directors, as defined in the NASDAQ listing standards. Our Committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our Committee also has the authority to take certain actions by written consent of all members. The Committee met five times during 2015. As of the date of the filing of this proxy statement, in 2016, the Committee had met one time.

Role of our Compensation Consultant in the Compensation Process

To assist the Committee in determining compensation of our Named Executive Officers, the Committee generally engages an independent compensation consultant to provide a competitive assessment with respect to the Company’s Named Executive Officers to assist the Committee in making annual compensation recommendations to the board of directors.

The Committee’s compensation consultant reports directly to the Committee, which maintains the authority to direct its work and engagement, and advises the Committee. The consultant interacts with management to gain access to Company information that is required to perform services, to understand the culture and policies of the organization, and to solicit recommendations from the Chief Executive Officer on the performance of the members of the executive team. The Committee and the compensation consultant meet, as needed, in executive session, with no members of management present, to address various compensation matters. Final recommendations from the compensation consultant are made directly to the Committee, who then conveys those to the board of directors for final approval of matters that were not approved by the Committee.

The Committee has engaged Radford, an AON Hewitt company, as its independent compensation consultant for assisting with 2015 and 2016 compensation decisions, including compensation decisions for our Named Executive Officers. For 2015, Radford’s services included a competitive assessment of the compensation of our Named Executive Officers as described below that assisted the Committee in making compensation recommendations for our Named Executive Officers to the board of directors. Radford also reviewed our compensation philosophy and provided detailed assessments with respect to our executive officer compensation, including total direct compensation, base salary, target incentive opportunities, equity ownership, and provided an analysis of market equity practices generally.

In 2015 and 2016 the Committee analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our Company by Radford; (ii) the amount of fees from our Company paid to Radford as a percentage of the firm’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by Radford with an executive officer of our Company; (v) any business or personal relationship of the individual compensation advisors of Radford with any member of the Committee; and (vi) any stock of our Company owned by Radford or the individual compensation advisors employed by Radford. The Committee determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to our Company has not created any conflict of interest.

Peer Group and Benchmarking

Competitive Analysis. The Committee believes that the salary, annual target performance-based bonus levels and long-term equity incentive award values for each of our officers should be set in part by reference to the competitive practices of companies that are comparable to us and also the broader life sciences industry, based upon available market data. Primary emphasis is placed on the data from a comparable group of companies, with broader survey data serving as additional validation of the accuracy of this information, especially where comparator group data is unavailable for a particular individual. The Committee assesses the compensation practices of the companies in this group of data because it reflects the primary talent market for our officer positions, as well as cost of living factors that influence compensation levels in our life sciences market generally.

2015 Process. At the end of 2014, Radford reexamined our compensation philosophy and the comparator group of companies approved in January 2014, in preparation for making compensation decisions for 2015. Radford provided compensation data to the Committee that consisted of survey data from the 2015 Radford Global Technology Survey, which we refer to in this proxy statement as the “Survey Data” and information available from definitive proxy statements of a specific group of comparator companies, which we refer to in this proxy statement as the “Peer Data”.

Where definitive proxy statements did not provide sufficient information with respect to an element of compensation for a particular officer, the Committee relied on Survey Data, with special focus on the data available within the survey for the comparator companies in the Peer Group. When both Survey Data and Peer Data were available, they were equally weighted to create a final market data reference, and are referred to in this proxy statement as the “Market Data”. With the assistance from Radford, the Committee reviewed and considered the Market Data in recommending 2015 base salary, target annual performance-based bonus and stock option grants for our Named Executive Officers.

2015 Survey Data. The Survey Data consisted of executive compensation data from approximately 66 U.S. pre-commercial biopharmaceutical companies with fewer than 200 employees (including the comparator companies making up the Peer Data) and was modestly aged with a three percent annual update factor to reflect a common effective date.

2015 Peer Data. The Peer Data consisted of publicly available data from the following group of comparator companies: Agenus Inc., Amicus Therapeutics, Inc., ChemoCentryx, Inc., Cytokinetics, Incorporated, Dynavax Technologies Corporation, Endocyte, Inc., Five Prime Therapeutics, Inc., Geron Corporation, Immunomedics, Inc., Infinity Pharmaceuticals, Inc., Omeros Corporation, OncoGenex Pharmaceuticals, Inc., Oncothyreon Inc., Progenics Pharmaceuticals, Inc., Rigel Pharmaceuticals, Inc., Sangamo BioSciences, Inc., Sorrento Therapeutics, Inc., Sunesis Pharmaceuticals, Inc., Synta Pharmaceuticals Corp., Vical Incorporated, XOMA Corporation, and ZIOPHARM Oncology, Inc. These comparator companies were selected based on their business (oncology focused biopharmaceutical companies) and market capitalization ranging from approximately $1.5 million to $60 million, with our market capitalization at the 33rd percentile.

Benchmarking Targets. For 2015, the Committee reviewed base salary, target annual performance-based bonus and stock option grants of our Named Executive Officers compared to the Market Data primarily to ensure that our Named Executive Officer compensation program as a whole was competitive to attract and retain the highest caliber officers. The Committee’s general philosophy was to target each element of compensation at the 50 th percentile of the Market Data for each Named Executive Officer’s position, taking into account the individual performance and qualifications of each Named Executive Officer. The Committee determined that this level of targeting was reasonable and appropriate to achieve the objectives of our compensation program and applied its professional experience and judgment when interpreting benchmarking data and making decisions. An individual Named Executive Officer may receive compensation above or below this targeted percentile based on experience, scope and criticality of position, performance, or other factors as determined by the Committee or the board of directors as appropriate. In making executive compensation decisions for 2015, the Compensation Committee considered the Market Data, the recent individual performance of each Named Executive Officer in 2014, breadth and length of service, and the anticipated level of difficulty in replacing an executive officer with someone of comparable experience and skill, especially given significant uncertainty relating to our future to further develop, manufacture and commercialize evofosfamide and tarloxotinib, which are our sole product candidates, and the unknown outcome of our efforts to identify and acquire and/or in-license other oncology products, product candidates, programs or companies to grow and diversify our business. The Compensation Committee determined that the general targeting of each element of compensation at the 50th percentile of the Market Data was appropriate due to the significant business changes at the Company in 2015, including our corporate restructuring in 2015, and in recognition of the additional and broader range of responsibilities required of our executive officers to achieve our corporate objectives. The Compensation Committee also believes this strategy was necessary and appropriate in 2015 in order to retain top executive talent in the competitive environment in which we operate.

2016 Peer Group. In preparation for making executive compensation decisions for 2016, Radford reexamined our compensation philosophy and comparator group. Based on Radford’s recommendations, we approved the following comparator group of companies for 2016: Agenus, Inc., Anthera Pharmaceuticals, ArQule, Array BioPharma, ChemoCentryx, Inc., Curis, Cytokinetics, Inc., Dynavax Technologies, Endocyte, Inc., Epizyme, Five Prime Therapeutics, Geron Corp., Immunomedics, Inc., Infinity Pharmaceuticals, Mirati Therapeutics, Omeros Corp., OncoMed Pharmaceuticals, Oncothyreon, Inc., Progenics Pharmaceuticals, Regulus Therapeutics, Rigel Pharmaceuticals, Sangamo BioSciences, Sorrento Therapeutics, and Stemline Therapeutics.

Advisory Vote on Executive Compensation

At our 2015 annual stockholder meeting, our stockholders approved, on an advisory basis, the compensation of the 2014 named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our Named Executive Officers and other key employees. Given the significant level of stockholder support (with over 97% of the votes cast voting in favor of our say-on-pay proposal), the Committee concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our Named Executive Officers and other executives to maximize stockholder value and encourages retention of talented Named Executive Officers and other key employees. Accordingly, the Committee determined not to make any significant changes as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our Named Executive Officers and our other key employees.

Elements of Compensation

The following table summarizes the principal components of our executive compensation program in 2014 and explains how each element accomplishes the goals and objectives of our program.

Component	Key Features	Objectives
Base Pay

Fixed annual cash amount, paid at regular payroll intervals

Base salaries are typically reviewed and adjusted, if necessary, at the time of any promotions, and annually in connection with review of the Market Data

Provide a regular source of income at reasonable, competitive levels

Performance-Based Cash Bonuses

Target cash bonuses are based on percentage of base salary

Committee determines actual payouts based exclusively on Company performance against annual goals and, with respect to Named Executive Officers other than our Chief Executive Officer, individual Named Executive Officer contributions

Company goals are derived from our annual corporate goals and generally relate to our clinical and development efforts, new product candidate discovery efforts, supply and manufacturing efforts, financing efforts, strategic transactions and matters related to our strategic transactions, regulatory matters and compliance, employee hiring and retention matters, budgeting and cash management matters, and matters related engagement with stockholders and the financial community

Encourages and rewards annual
corporate performance that
enhances short and long-term
stockholder value

Corporate goals are the same for
Named Executive Officers as for
all employees, which aligns
efforts of entire Company

Component	Key Features	Objectives
Equity Incentive Awards

Options only have value if our stock price increases over time and only if the officer remains employed with us

Exercise price is equal to the fair market value of a share of Company stock on the grant date

Monthly vesting over a four-year period

Size of stock option grant represents a forward-looking incentive opportunity

Our Named Executive Officers typically receive an initial option grant in connection with their commencement of employment, and also an annual grant thereafter based on the Committee’s review of individual performance and the Market Data described above

We do not time the granting of equity awards with any favorable or unfavorable news, and the proximity of the grant of any equity awards to an earnings announcement or other market events is coincidental

Focus Named Executive
Officers on achieving and
sustaining longer-term business
results and reward performance

Reward for stock price
appreciation and provide a direct
link to stockholder value

Stock options are the form of
equity award primarily used by
the companies with whom we
compete for executive talent

2015 Compensation Decisions

Base Salary. For 2015, the Committee reviewed the 2014 base salaries of each of our Named Executive Officers compared to the Market Data and concluded that our Named Executive Officers’ base salaries generally fell at or above the 50th percentile of the relevant Market Data, (with variances reflecting individual performance) except for Dr. Pearce, whose base salary was at approximately the 25th percentile of the Market Data and Dr. Selick, whose base salary was at approximately 75th percentile of the Market Data. For the following reasons, the Committee recommended, and the board of directors approved, 2015 annual base salaries as follows and as listed in the “Salary” column of the Summary Compensation Table for 2015 below:

•

Dr. Selick’s base salary was not increased because his 2014 base salary fell at the 75th percentile of the Market Data. However, the Compensation Committee determined that this positioning was appropriate in light of the broad range of functions for which our CEO was accountable to ensure achievement of our 2015 corporate objectives in a competitive job market.

•

Mr. Simon received a merit increase of 2.93% in recognition of his strong performance during 2014 on all aspects of regulatory affairs, resulting in a 2015 base salary that was above the 50th percentile but below the 75th percentile of the Market Data.

•

Mr. Fernandes received a merit increase of 3.13% in recognition of his strong performance during 2014 on all aspects of finance, accounting, facilities and information technology, resulting in a 2015 base salary that was above the 50th percentile but below the 75 th percentile of the Market Data.

•

Dr. Pearce’s base salary was increased by 2.53% in recognition of his significant performance in managing clinical development during 2014 resulting in a 2015 base salary that approximated the 50th percentile of the Market Data.

•

Mr. Kroll’s base salary was increased by 3.13% in recognition of his significant performance in managing clinical development during 2014, resulting in a 2015 base salary that approximated the 50th percentile of the Market Data.

•

Dr. Davar received a merit increase of 8.62% in recognition of his exceptional performance with respect to his individual goals and his contribution to Company goals during 2014 and to align his base compensation with the base salary paid to our Vice President of Discovery Research, for internal equity, resulting in a 2015 base salary that was above the 50th percentile but below the 75th percentile of the Market Data.

In March 2016, the Committee approved, upon the recommendation of management, that no base salary increases would be made for the executives in 2016, in part to assist the Company with its cash flow requirements.

Performance-Based Cash Bonuses

Targets. For 2015, the Committee reviewed the target bonuses for each of our Named Executive Officers against the Market Data and approved target bonus levels for each Named Executive Officer that represented the 50th percentile of the Market Data for each Named Executive Officer’s position. Accordingly, Dr. Selick’s 2015 target bonus was 55% of base salary, Mr. Fernandes’ 2015 target bonus was 30% of base salary, Dr. Pearce’s 2015 target bonus was 40% of base salary and each of Mr. Kroll’s, Mr. Simon’s and Dr. Davar’s 2015 target bonus was 35% of base salary. Dr. Pearce’s target bonus was slightly higher than the target bonuses of the other Named Executive Officers (aside from Dr. Selick) to reflect the 50th percentile of the Market Data for his position as Chief Medical Officer. Dr. Selick’s bonus was based 100% on achievement of Company goals as his individual performance was integrally related to corporate performance and to align his pay more directly with Company performance. Other Named Executive Officers bonuses were based 75% on achievement of Company goals and 25% on achievement of individual goals.

In early 2016, the Committee determined that each of the targets for 2015 bonuses would remain at the same target levels in place for 2016 except for the following changes:

•	Due to his promotion to Senior Vice President, Finance and Controller, Mr. Fernandes’ target was increased to 35% of base salary, consistent with other Senior Vice Presidents.

•	To more closely align with the 50th percentile of the Market Data for Mr. Kroll’s position due to his promotion to Chief Operating Officer, his target was increased to 45% of base salary.

2015 Company Goals—Targets. For 2015, the Committee recommended, and the board of directors approved, specific Company goals in the four categories below, as well as three Company stretch goals, under which our Named Executive Officers could earn up to an additional 50% of the Company-goal component of their annual bonus. Each of our Company goals, relative weightings and our achievement of such goals are summarized below. These goals were selected for their ability to contribute to the long-term value of the Company. The four categories of goals were given the specific weightings below by the board of directors but the Committee was given discretion to apply its judgment to the overall contribution of each goal within a category to the creation of value for the Company.

2015 Company Goals—Achievement. In March 2016, the Committee determined, upon the recommendation of management, that no bonuses would be paid to the Company’s Named Executive Officers for 2015 performance, in part to assist the Company with its cash flow requirements. However, the performance goals and weightings that were established for the 2015 annual bonus plan, as well as our achievement against such goals, are described below.

The Committee reviewed our Chief Executive Officer’s recommendation for the weighting and overall assessment of Company performance against the Company and stretch goals previously approved by the board of directors and outlined above. Following consideration, the Committee concluded that for 2015, we had achieved 107.5% attainment of our target goals and, therefore, our Named Executive Officers would have earned a 107.5% payout of their target bonus relating to Company goal achievement even though bonuses would not be paid for 2015.

Company Goals	Company Performance During 2015	Weighting Towards Corporate Goal Achievement	Percentage Achievement Towards Overall Corporate Goal Achievement
Clinical Development: conduct primary analyses of the 406 trial; complete enrollment of the 415 trial; initiate tarloxotinib clinical trial; assess viability of glioblastoma multiformeclinical trial; complete enrollment 413 and 414 clinical trials; execute plan for filing NDA; execute plan for PAI readiness, QIP efforts and audits.	The primary analyses of the 406 trial was completed; we completed enrollment of the 415 trial and surpassed our enrollment goals for the trial; we initiated two tarloxotinib clinical trials; we assessed the viability of a glioblastoma multiformeclinical trial; we completed our enrollment goals for the 414 but not the 413 clinical trials; and we executed our pre-NDA plan.	60%	55%

Pharmaceutical Development/CMC: ensure an uninterrupted supply of clinical drug product for all clinical trials sponsored by us and Merck KGaA; complete stability studies and process validation for evofosfamide active pharmaceutical ingredient, or API, to support a potential NDA submission; draft CMC section of the NDA; and perform CMC development activities related to tarloxotinib	We ensured an uninterrupted supply of clinical drug product for all of our and Merck KGaA’s clinical studies; we completed the stability studies and process validation for evofosfamide API; and we met the CMC development performance goals.	25%	25%

Discovery Research: complete preclinical studies required for tarloxotinib and evofosfamide approved indications	We met our preclinical study goals of completing preclinical studies required for translational proof of concept for tarloxotinib as well as for evofosfamide for indications approved for further clinical study	5%	5%

Corporate Goals: evaluate financial, operational and strategic impact of co-promote and co-commercialization options under Merck KGaA collaboration; maintain expenditures within 10% of budget; maintain sufficient capital for 12 months of cash on hand; support our collaboration with Merck KGaA; ensure retention of key employees and hire appropriate headcount resources; and complete Phase 3 studies with at least 6 months of cash.	We finalized co-promotion and co-commercialization agreements with Merck KGaA; we met our budgetary goal; we supported our collaboration with Merck KGaA; we retained key employees and hired those additional personnel who were required to meet our goals; and we completed our Phase 3 clinical studies while meeting our cash sufficiency goal.	10%	10%

Total Company Goal Achievement		100%	95%

Company Stretch Goals	Company Performance During 2014	Weighting towards Stretch Goal Achievement	Percentage Achievement Towards Overall Stretch Goal Achievement
Stretch goal: conduct analyses of the 406 study within two months of data cutoff	We met this stretch goal	12.5%	12.5%

Stretch goal: initiate a registration study in an indication other than pancreatic cancer, soft tissue sarcoma or NSCLC	We did not meet this stretch goal	12.5%	0%

Stretch goal: submit an IND application for an internally discovery compound	We did not meet this stretch goal	25%	0%

Total Stretch Goal Achievement		50%	12.5%

2015 Individual Objectives. The individual objectives were developed for each of our Named Executive Officers (other than Dr. Selick) by Dr. Selick and the Committee, and related to each of such officer’s primary area of responsibility and were communicated to each officer at the beginning of 2015. While some of our Named Executive Officers shared some of the same specific individual performance goals, weightings of goals varied to reflect the different impact each executive officer was expected to have on the related corporate performance objectives, and an executive officer’s specific individual goals were consistent with the executive officer’s particular duties and responsibilities. For example, the individual performance goals for Mr. Fernandes were less weighted towards success in our development and clinical trial objectives, and more heavily weighted towards financial, organizational and budgeting related matters that were more within his control as our Senior Vice President, Finance and Controller. Likewise, the individual performance goals for Mr. Kroll were heavily weighted for objectives related to evofosfamide and tarloxotinib development and regulatory and compliance objectives that are more within his control as our Chief Operating Officer.

In early 2016, the Committee considered the recommendations of Dr. Selick regarding the individual achievement of the other current Named Executive Officers against such Named Executive Officers’ individual objectives. Following this discussion, the Committee determined that each of our continuing Named Executive Officers had substantially achieved their individual goals. Specifically:

•

Mr. Fernandes met 100% of his individual goals by, among other things, managing the 2015 expenses to within 10% of budget and satisfying our financial reporting and compliance obligations to stockholders and regulatory authorities.

•

Dr. Pearce provided strategic and operational oversight to our medical affairs and drug safety activities, played a key clinical leadership role internally and with external stakeholders and contributed to an effective collaboration with Merck KGaA on evofosfamide studies and in initiating important studies for tarloxotinib; accordingly, the Committee determined that Dr. Pearce met 90% of his individual goals during 2015.

•

Mr. Kroll met 100% of his individual goals by providing strategic and operational leadership to the clinical, biostatistics and data management/analysis and clinical supply logistics functions within our Company, successfully managing all clinical trials and taking on regulatory and CMC responsibilities following the Company’s headcount reduction in December.

•

Mr. Simon and Dr. Davar were terminated as executive officers at the end of fiscal year 2015 and therefore their performance against each of their individual goals was not assessed and no bonuses were paid to them for fiscal year 2015.

2015 Payouts. In March 2016, the Committee determined that, in part to assist the Company with its cash flow requirements, no 2015 performance based bonuses would be paid to Named Executive Officers for 2015 performance. Had bonuses been paid out in accordance with the 2015 annual bonus plan, based on the percentage achievements of the Company and individual goals set forth above and the weighting of the Company individual goals for each Named Executive Officer, the Named Executive Officers would have been eligible to receive the following performance-based bonuses: Dr. Selick—$309,063, Mr. Fernandes—$89,042, Dr. Pearce—$146,180, Mr. Kroll—$121,997. Mr. Simon and Dr. Davar were not eligible to receive bonuses under the 2015 annual bonus plan due to their terminations at the end of fiscal year 2015.

We do not have a policy to attempt to recover cash bonus payments paid to our Named Executive Officers if the performance goals that led to the determination of such payments were to be restated or found not to have been met to the extent the Committee originally believed. However, in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we plan to implement an appropriate clawback policy that we are required to adopt pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law as soon as, and to the extent that, the requirements of such clawback policy are more clearly defined by the SEC.

Equity Incentive Awards.

In determining the size of option grants to our Named Executive Officers in 2015, the Committee reviewed Market Data for the annual grant date value of option grants using the Black-Scholes method and Market Data for the value of equity grants as a percentage of total Company shares outstanding and aimed to grant option awards with a value equal to approximately the 50th percentile of such Market Data, with individual awards being higher or lower than such market positioning when the Committee determined appropriate.

On February 26, 2015, the board of directors, based upon the recommendation of the Committee, approved stock option grants to each of the Named Executive Officers, as follows: Dr. Selick—400,000 shares, Mr. Fernandes—70,000 shares, Mr. Kroll—100,000 shares, Dr. Pearce—160,000 shares, Mr. Simon—100,000 shares, and Dr. Davar—100,000 shares. These grants generally represented the 50 percentile of the Market Data.

On March 11, 2016 the board of directors, based upon the recommendation of the Committee, approved retention stock option grants to each of the Named Executive Officers, as follows: Dr. Selick—800,000 shares, Mr. Fernandes—200,000 shares, Mr. Kroll—300,000 shares, and Dr. Pearce—200,000 shares. These grants generally represented the 50 percentile of the Market Data. These grants reflected the recommendations of the Committee’s outside consultant as appropriate to incentivize and retain the recipients through what was anticipated to be a re-start of the company.

Each of the February 2015 and March 2016 options awards described above for our Named Executive Officers were granted under our 2014 Plan and were granted on February 26, 2015 and March 11, 2016 (March 14, 2016 for Mr. Selick), respectively.

In 2015, the board of directors implemented anti-hedging and anti-pledging clauses in our Insider Trading Policy.

Severance and Change of Control Benefits

Threshold maintains severance agreements with all of its Named Executive Officers, and maintains change of control agreements with its other officers, providing for certain severance and change of control benefits. In addition, the outstanding stock awards held by each of our Named Executive Officers are subject to the termination and change of control terms of the applicable plans and forms of award agreements under which they were granted, which are described in the section below entitled “Description of Compensation Arrangements”.

We have previously entered into severance agreements with Dr. Selick, Dr. Pearce, Mr. Fernandes, Mr. Kroll, Mr. Simon and Mr. Davar, the terms of which are described in more detail below in the section entitled “Potential Payments upon Termination or Change of Control — Severance Arrangements for Mr. Simon and Dr. Davar.” In connection with their termination at the end of 2015, Mr. Simon and Dr. Davar became entitled to severance benefits under such severance agreements, as described below. We believe that these severance and change of control benefits are an important element of our executive compensation and retention program with particular importance in the context of a change of control. In addition, we entered into a new severance agreement with Mr. Fernandes in March 2016, in connection with his promotion to Senior Vice President of Finance, the terms of which are described in more detail below in the section entitled “Potential Payments upon Termination or Change of Control—Change of Control Severance Agreements.” Under the new agreement, Mr. Fernandes is entitled to 12 months of base salary payments upon an involuntary termination not in connection with a change of control, consistent with the severance benefits of our other Senior Vice President.

Change of control benefits provided to our Named Executive Officers under the severance agreements described above, including stock option vesting acceleration, are structured on a “double-trigger” basis, meaning that the Named Executive Officer must experience an involuntary termination or a termination without cause in connection with the change of control in order to be eligible to receive benefits. The benefits that each Named Executive Officer is eligible to receive in such a “double-trigger” scenario include base salary payments (12 months for each Named Executive Officer), target bonus payments and full equity acceleration and extended post-termination exercise periods and continued health benefits. Threshold believes that the events triggering change of control benefits, comprising both a change of control and an involuntary termination, and then only when there is no misconduct by the officer, are appropriate hurdles for the ensuing rewards. It is the board of directors’ belief that providing change of control benefits should eliminate, or at least reduce, the reluctance of the Company’s executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of the Company’s stockholders. Dr. Selick, Dr. Pearce, Mr. Kroll and Mr. Fernandes are also entitled to 12 months of base salary payments upon an involuntary termination not in connection with a change of control. Mr. Simon and Dr. Davar became entitled to receive the severance benefits under the terms of their severance rights agreement described above for their involuntary termination in December 2015. The board of directors and Committee believe that the severance benefits in the event of an involuntary termination outside of a change of control are an important element of retention and motivation of Threshold’s executive officers and consistent with compensation arrangements provided in a competitive market for executive talent, and that the benefits to the Company of entering into the severance rights agreements, including requiring a release of claims against Threshold as a condition to receiving the severance benefits and removing any rights such executive officer had to an excise tax gross-up payment in the event of a change of control under prior agreements, were in the best interests of the Company.

In 2015, the Committee reviewed a summary of market trends and practices for officer change of control and severance benefits that was provided by Radford. Taking into account such summary, the board of directors and Committee believe that the severance and change of control benefits it offers to its Named Executive Officers are consistent with market practices and serve important purposes. In the context of a potential change of control, these benefits encourage our Named Executive Officers to focus on pursuing transactions in the best of interest of our stockholders without personal distraction. Severance benefits generally help to retain and motivate our executive officers and, outside the context of a change of control for officers at the senior vice president level and above, are reasonable and consistent with market practices.

Each of Named Executive Officers hold stock options under our 2004 Plan and 2014 Plan, which contain terms relating to the treatment of such awards upon a change of control transaction and are described in the Section below entitled “Potential Payments upon Termination or Change of Control—Other Termination and Change of Control Benefits.”

In connection with their involuntary termination at the end of 2015, Mr. Simon and Dr. Davar became entitled to severance benefits under the terms of their severance agreements with us, in the amount of $330,000 and $315,000, respectively in fiscal year 2015, both of which were paid in first quarter of 2016. These amounts represented twelve months of each of Mr. Simon’s and Dr. Davar’s base salary. In conjunction with the termination of their employment, the post termination exercise period for each of their vested option as of December 31, 2015 was increased from ninety days to up to two years. The Committee believed that extending the post termination exercise period for those employees, including Mr. Simon and Dr. Davar, who were part of the reduction in our workforce in December 2015, as a conditional severance benefit upon releasing claims against Threshold, were in the best interests of the Company.

Other Compensation

All of our Named Executive Officers are eligible to participate in benefit plans and arrangements offered to employees generally, including health, dental, life, disability and 401(k) plans and are entitled to reimbursement from us for health insurance deductibles. We pay the premiums for group-term life and disability insurance for all of our employees, including the Named Executive Officers. In addition, we provide a 401(k) plan to our employees, including our Named Executive Officers, as discussed in the section below entitled “Description of Compensation Arrangements—401(k) Plan.” We also maintain a 2014 Employee Stock Purchase Plan which provides long-term equity incentives to certain eligible employees, including our Named Executive Officers, to the extent they are eligible under the terms of the plan, as described in the section below entitled “Description of Compensation Arrangements—Employee Stock Purchase Plan.”

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, including the continuing Named Executive Officers. The Committee in its discretion may recommend revisions, amendments or additions to any Named Executive Officer’s benefits as it deems advisable. We generally do not believe it is necessary for the attraction or retention of management talent to provide our Named Executive Officers with perquisites.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our principal financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. While the Committee is mindful of the potential benefit of deductibility of compensation, the Committee is also mindful of the Company’s taxable income and whether and to what extent tax deductibility of compensation would provide a benefit to the Company. The Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the Committee is not a guarantee of deductibility under the Internal Revenue Code. The Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and the Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders.

Also, the Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

We account for equity compensation paid to our employees under Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718), which requires us to estimate and record an expense over the employee’s requisite service period for each award. Our cash compensation is recorded as an expense at the time the obligation is accrued.

Risk Assessment Concerning Compensation Practices and Policies

In early 2016, Radford conducted a risk assessment of our compensation policies in effect for 2015, and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our employees do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Additionally, we design our compensation policies and programs to encourage our employees to remain focused on both our short- and long-term goals. For example, while our annual incentive bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Forward-Looking Statements

Except for statements of historical fact, the statements in this Compensation Discussion and Analysis are forward-looking statements, including all statements regarding anticipated development and clinical activities related to, and potential submissions for regulatory approval of, evofosfamide, including our intention to discuss potential registration pathways with health regulatory authorities pending the results of our additional analyses of data from the MAESTRO trial in pancreatic cancer; as well as the potential therapeutic uses and benefits of evofosfamide. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “possible”, “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the implementation of our business strategies, including our ability to pursue development pathways and regulatory strategies for evofosfamide (formerly TH-302), including the difficulty and uncertainty of our ability to analyze data from the MAESTRO trial, the time and expense required, the uncertainty of potential registration pathways, including the timing, scope and outcome of our plans to pursue discussions and submissions with regulatory authorities, and the anticipated timing, scope and outcome of related regulatory actions or guidance; our ability to advance the development of our product candidates including our ability to establish and maintain potential new partnering or collaboration arrangements for the development and commercialization of evofosfamide and tarloxotinib bromide or tarloxotinib (formerly referred to as TH-4000, PR610 or Hypoxin™); our financial condition, including our ability to obtain the funding necessary to advance the development of our product candidates; the anticipated progress of our product candidate development programs, including whether our ongoing and potential future clinical trials will achieve clinically relevant results; our ability to generate data and conduct analyses to support the regulatory approval of our product candidates; our ability to establish and maintain intellectual property rights for our product candidates; whether any product candidates that we are able to commercialize are safer or more effective than other marketed products, treatments or therapies; our ability to discover and develop additional product candidates suitable for clinical testing; our ability to identify, in-license or otherwise acquire additional product candidates and development programs; the ability of Eleison Pharmaceuticals Inc., (“Eleison”), our licensee of glufosfamide, to develop, manufacture, market and otherwise commercialize glufosfamide, and to raise sufficient funds to continue clinical development; our anticipated research and development activities and projected expenditures; our ability to complete preclinical and clinical testing successfully for new product candidates, such as tarloxotinib, that we may develop or license; our ability to have manufactured sufficient supplies of active pharmaceutical ingredient, or API, and drug product for clinical testing and commercialization; our ability to obtain licenses to any necessary third-party intellectual property; our ability to retain and hire necessary employees and appropriately staff our development programs; the sufficiency of our cash resources; and our projected financial performance. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this annual report on Form 10-K under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this annual report on Form 10-K as being applicable to all related forward-looking statements wherever they appear in this annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Unless the context requires otherwise, in this annual report on Form 10-K the terms “Threshold,” “Threshold Pharmaceuticals,” the “Company,” “we,” “us” and “our” refer to Threshold Pharmaceuticals, Inc. Threshold Pharmaceuticals, Inc., our logo and Metabolic Targeting are our trademarks. Other trademarks, trade names and service marks used in this annual report on Form 10-K are the property of their respective owners. Further information regarding these and other risks is included under the heading “Risk Factors” in our 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission on March 10, 2016. We undertake no duty to update any forward-looking statement made in this Compensation Discussion and Analysis.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our board or directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully Submitted by:

The Compensation Committee

Wilfred E. Jaeger, M.D. (chair)

Bruce C. Cozadd

George G.C. Parker, Ph.D.

The compensation committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (other than in our Annual Report on Form 10-K where it shall be deemed to be furnished), and shall not otherwise be deemed filed under these acts.

Compensation Committee Interlocks and Insider Participation

During 2015, the members of our compensation committee were Dr. Jaeger, Mr. Cozadd and Dr. Parker, none of whom is a current or former employee of our company. Other than Dr. Jaeger’s purchase of our securities in our February 2015 public offering, none of the members of our compensation committee had a direct or indirect material interest in any related-party transaction involving our company. For more information on Dr. Jaeger’s participation our February 2015 public offering, see “Related Party Transactions—Related Party Transactions and Business Relationships—Participation in Public Offering.”

No interlocking relationships exist between our board of directors or our compensation committee and the board of directors or the compensation committee of any other entity. None of our executive officers serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee. In addition, none of the members of our compensation committee during 2015 has at any time been an officer or employee of Threshold.

Summary of Compensation

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Named Executive Officers.

SUMMARY COMPENSATION TABLE—FISCAL 2013, 2014 AND 2015

Name and Principal Position	Year	Salary(1)($)		Option Awards(2)($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation($)		Total($)
Harold E. Selick, Ph.D.	2015	575,000		1,252,680		—	2,063	(3)	829,743
Chief Executive Officer	2014	575,000		904,995		270,250	1,980	(3)	1,752,225
	2013	575,000		1,451,340		273,125	1,290	(3)	2,300,755

Joel A. Fernandes	2015	281,000		219,219		—	430	(3)	500,649
Senior Vice President, Finance & Controller	2014	273,000		139,230		78,215	413	(3)	490,858
	2013	263,000		362,835		75,941	264	(3)	702,040

Tillman Pearce, M.D.	2015	405,000		501,072		—	1,344	(3)	907,416
Chief Medical Officer	2014	395,000		403,767		128,572	1,344	(3)	928,683
	2013	361,000		564,410		121,612	1,344	(3)	1,048,366

Stewart M. Kroll	2015	330,000		313,170		—	1,344	(3)	644,514
Chief Operating Officer	2014	320,000		250,614		106,960	1,290	(3)	678,864
	2013	320,000		403,150		105,000	1,344	(3)	829,494

Robert L. Simon(4)	2015	330,000		342,129	(6)	—	362,546	(3)	1,034,675
Former Senior Vice President, Regulatory Affairs and Quality Assurance	2014	320,000		250,614		106,960	6,180	(3)	683,754
	2013	301,667	(5)	503,938		101,624	3,626	(3)	910,855

Nipun Davar, Ph.D.(4)	2015	315,000		343,555	(6)	—	356,507	(3)	1,015,062
Former Senior Vice President, Pharmaceutical Development and Manufacturing	2014	290,000		194,922		83,805	443	(3)	569,170
	2013	274,000		322,520		81,713	415	(3)	678,648

(1)	Includes amounts deferred pursuant to our 401(k) plan.
(2)	The dollar amounts in this column reflect the aggregate grant date fair value of all stock option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing formula and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9 of the notes to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K, filed the SEC on March 10, 2016. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers. In addition, to the above grant date fair value of 2015 option grants, Mr. Simon and Dr. Davar also had $28,959 and $30,385 of aggregate incremental fair value for 279,895 and 225,707 of vested stock option awards, respectively, that were modified in connection with their termination as part of the Company’s December 2015 workforce reduction, each as calculated in accordance with ASC 718. The modification increased the post-termination period of the outstanding vested stock options at December 31, 2015 from ninety days to up to two years.
(3)	Represents group term life insurance premiums paid by us on behalf of the named individual. For Mr. Simon and Dr. Davar this also includes accrual of severance benefits of $330,000 and $315,000, as well as accrual of paid time off benefits of $25,632 and $40,991, respectively in fiscal year 2015, both of which were paid in first quarter of 2016.
(4)	Mr. Simon and Dr. Davar were terminated as executive officers at the end of fiscal year 2015. In conjunction with the termination of their employment, their post termination exercise period of their vested option at December 31, 2015, was increased from ninety days to two years.

(5)	The salary amount for 2013 reflects salary earned for 2013, which includes Mr. Simon’s part-time services provided to us from January 1, 2013 until February 28, 2013.
(6)	Consists of $313,170 as the full grant date fair value of option awards granted during 2015 to each of Mr. Simon and Dr. Davar, as well as $28,959 and $30,385, respectively, which represents the aggregate incremental fair value of vested stock option awards for Mr. Simon and Dr. Davar that were modified, each as calculated in accordance with ASC 718.

Grants of Plan-Based Awards in 2015

The following table shows for fiscal year 2015, certain information regarding grants of plan-based awards to our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL 2015

Name	Grant Date	Approval Date	Estimated Possible Payouts under Non- Equity Incentive Plan Awards($)(1)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Harold E. Selick, Ph.D.	—	—	316,250	—	—	—
	2/26/2015	2/26/2015	—	400,000	4.43	1,252,680
Joel A. Fernandes	—	—	84,300	—	—	—
	2/26/2015	2/26/2015	—	70,000	4.43	219,219
Stewart M. Kroll	—	—	115,500	—	—	—
	2/26/2015	2/26/2015	—	100,000	4.43	313,170
Tillman Pearce, M.D.	—	—	162,000	—	—	—
	2/26/2015	2/26/2015	—	160,000	4.43	501,072
Robert L. Simon(5)	—	—	115,500	—	—	—
	2/26/2015	2/26/2015	—	100,000	4.43	313,170
Nipun Davar, Ph.D.(5)	—	—	110,250	—	—	—
	2/26/2015	2/26/2015	—	100,000	4.43	313,170

(1)	This column sets forth the target amounts of each Named Executive Officer’s potential annual cash bonus award for the year ended December 31, 2015 although no annual cash bonuses were paid to any Named Executive Officer from 2015. The target amount only represents the payment level of the bonus if each Named Executive Officer achieved 100% of the specific company and personal goals on which the bonus is based, which represents 50% of Dr. Selick’s base salary for 2015, 30% of Mr. Fernandes’ base salary for 2015, 35% of Dr. Pearce’s base salary for 2015, 35% of Mr. Simon’s base salary for 2015, and 30% of Dr. Davar’s base salary for 2015. There are no thresholds or maximum bonus amounts for the Named Executive Officer under the performance-based bonus program for 2015. The dollar value of the actual cash bonus award earned for the year ended December 31, 2015 for each Named Executive Officer is set forth in the Summary Compensation Table above, which in each case was $0. As such, the amounts set forth in this column do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2015. For more information on our non-equity incentive plan compensation, see “Compensation Discussion and Analysis—Elements of Compensation” and “—2015 Compensation Decisions—Performance-Based Cash Bonuses” above.
(2)

All options were granted under the Threshold Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan. Each option listed in the table above has a term of ten years and vests one-forty-eighth (1/48 th ) of the total shares monthly following the date of grant such that all shares are 100% vested as of four years after the date of grant.

(3)	The exercise price per share of such option grant was the closing price of our common stock on the NASDAQ Capital Market on the date of grant.

(4)	The dollar amounts in this column represent the grant date fair value of each grant of stock options to the Named Executive Officers in 2015. These amounts have been calculated in accordance with ASC 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing formula and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9 of the notes to our audited consolidated financial statements included in the 2014 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.
(5)	In addition, to the above grant date fair value of 2015 option grants, Mr. Simon and Dr. Davar also had $28,959 and $30,385, respectively, of aggregate incremental fair value for 279,895 and 225,707 of vested stock option awards, respectively, that were modified in connection with the Company adopting a plan to reduce staffing in December of 2015, each as calculated in accordance with ASC 718. The modification increased the post-termination period of the outstanding vested stock options at December 31, 2015 from ninety days to two years.

Description of Compensation Arrangements

Executive Employment Agreements. We do not have employment agreements currently in effect with any of our Named Executive Officers. Like other employees, our Named Executive Officers are eligible for annual salary increases, cash bonus awards and discretionary stock option awards. From time to time, we have provided an offer letter in connection with a Named Executive Officer’s commencement of employment which describes such officer’s initial terms of employment. However, each of Named Executive Officer’s employment is at-will and not governed by the terms of their respective offer letters.

Change of Control Severance Agreements. Our Named Executive Officers have entered into change of control severance agreements with us, which are described below under the heading, “Potential Payments upon Termination or Change of Control.”

Annual Performance Cash Bonus Awards. We maintain an annual performance-based cash program under which each year our Named Executive Officers are eligible to receive a performance-based cash bonus for achievement of pre-determined company and personal goals. For more information regarding our annual performance-based cash bonus awards for 2015, please see “Compensation Discussion and Analysis—2015 Compensation Decisions—Performance-Based Cash Bonuses” above.

Discretionary Stock Option Awards. In addition to salary and short-term incentive compensation in the form of performance-based cash bonus awards, we provide our Named Executive Officers with long-term equity incentives, in the form of stock options. Stock options in 2015 were granted under our 2014 Plan, have a term of ten years and vest 1/48 th of the total shares monthly following the date of grant such that all shares are 100% vested as of four years after the date of grant, subject to vesting acceleration as described below under the heading, “Potential Payments upon Termination or Change of Control.” All stock options granted in 2015 were granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant. For more information on our long-term equity incentives, please see “—2014 Equity Incentive Plan” below and “Compensation Discussion and Analysis—2015 Compensation Decisions—2015 Equity Incentive Awards” above.

2014 Equity Incentive Plan. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. All of our employees, non-employee directors and consultants are eligible participants under the 2014 Plan. As of December 31, 2015, a total of 3,460,540 shares of our common stock were available for future issuance under the 2014 Plan. See the section of this proxy statement entitled “Equity Compensation Plan Information” for more detail on the share reserve under the 2014 Plan. The 2014 Plan is administered by the board of directors, which has delegated concurrent authority to administer the 2014 Plan to our compensation committee, including for purposes of approving equity award grants to our Named Executive Officers.

Options granted under the 2004 Plan may be either “incentive stock options” or nonstatutory stock options, provided that incentive stock options may be granted only to our employees. The exercise price of stock options may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option, 110% of such fair market value if granted to a holder of 10% or more of our common stock, or a 10% stockholder.

The applicable plan administrator determines the vesting schedule applicable to options. For options granted to our Named Executive Officers in 2015, the options vest as to 1/48 th of the total shares monthly following the date of grant such that all shares are 100% vested as of four years after the date of grant. The term of options may not be more than ten years from the date of grant, except that the term of any incentive stock option granted to a 10% stockholder may not be more than five years from the date of grant. Generally, if an awardee’s continuous service with us terminates, the awardee’s vested options will remain exercisable for up to three months following such termination, except that (i) if such termination is due to death or disability, the awardee’s vested options will remain exercisable for up to 12 months following the awardee’s termination due to the awardee’s disability or for up to 18 months following the awardee’s death and (ii) if such termination is for cause, the awardee’s options may not be exercised from and after such termination. Under the 2014 Plan, the term of a stock option may be extended if the exercise of the stock option following the awardee’s termination of continuous service (other than upon the awardee’s disability or death and other than for cause) would be prohibited by applicable securities laws or the sale of any common stock received upon exercise of the stock option following the awardee’s termination of service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2014 Plan is determined by the applicable plan administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for nonstatutory stock options only); or (v) in other legal consideration approved by the applicable plan administrator.

Generally, an awardee may not transfer a stock option granted under the 2014 Plan other than by will or the laws of descent and distribution or, subject to approval by the applicable plan administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the applicable plan administrator may permit transfer of a stock option in a manner consistent with applicable tax and securities laws. In addition, subject to approval by the applicable plan administrator, an awardee may designate a beneficiary who may exercise the stock option following the awardee’s death.

Unless otherwise provided in an awardee’s award agreement or other written agreement with us or one of our affiliates or in any director compensation policy, in the event of a “fundamental transaction”, any outstanding awards may be assumed, converted or replaced by the successor corporation (if any). In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to awardees as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of our common stock held by awardees, substantially similar shares or other property subject to repurchase restrictions no less favorable to the awardees. In the event such successor corporation (if any) does not assume or substitute awards pursuant to a fundamental transaction, the vesting of such awards will fully and immediately accelerate or our repurchase rights, if any, will fully and immediately terminate, as applicable, so that the awards may be exercised or the repurchase rights will terminate before, or otherwise in connection with the fundamental transaction, but then terminate. However, the applicable plan administrator may provide that the vesting of any shares of our common stock subject to an award that are subject to vesting or our right of repurchase will accelerate or lapse, as applicable, upon a fundamental transaction. If the applicable plan administrator exercises such discretion with respect to options, such options will become exercisable in full prior to the fundamental transaction at such time and on such conditions as the applicable plan administrator determines, and if such options are not exercised prior to the fundamental transaction, they will terminate at such time as determined by the applicable plan administrator. Subject to any greater rights granted to awardees under the provisions of the 2014 Plan, in the event of a fundamental transaction, any outstanding awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

Under the 2014 Plan, a stock award may be subject to acceleration of vesting and exercisability upon or after a “change in control” as may be provided in the awardee’s stock award agreement or other written agreement with us or one of our affiliates, or as may be provided in any director compensation policy, but in the absence of such provision, no such acceleration will occur. In this regard, each our Named Executive Officers is a party to a change of control severance agreement with us that provides each Named Executive Officer with full equity award vesting acceleration benefits if such Named Executive Officer is involuntarily terminated within 18 months following a change of control of Threshold. See “Potential Payments upon Termination or Change of Control—Change of Control Severance Agreements” below for more information on these change of control severance agreements.

For purposes of the 2014 Plan, a fundamental transaction generally will be deemed to occur in the event of the consummation of: (i) a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, our reincorporation in a different jurisdiction, or other transaction in which there is no substantial change in our stockholders or their relative stock holdings and the awards granted under the 2014 Plan are assumed, converted or replaced by the successor corporation); (ii) a merger in which we are the surviving corporation but after which our stockholders immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with us in such merger) cease to own their shares or other equity interest in the company; (iii) the sale of all or substantially all of our assets; or (iv) the acquisition, sale, or transfer of more than 50% of our outstanding shares by tender offer or similar transaction. For purposes of the 2014 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) our stockholders or our board of directors approves a plan of complete dissolution or liquidation of the company, or a complete dissolution or liquidation of the company will otherwise occur, except for a liquidation into a parent corporation; (iv) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (v) a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Employee Stock Purchase Plan. Additional long-term equity incentives are provided through our 2004 Employee Stock Purchase Plan, or ESPP. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under the ESPP, all of our employees (who are not 5% owners of our common stock), including the Named Executive Officers, are eligible participants. The ESPP permits participants to purchase our common stock through payroll deductions of between 1% and 15% of the participant’s compensation, up to a maximum of 3,000 shares per purchase period. The ESPP contains consecutive, overlapping 24 month offering periods. Each offering period includes four six-month purchase periods. The price of the common stock purchased will be the lower of 85% of the fair market value of the common stock at the beginning of an offering period or at the end of the purchase period.

401(k) Plan. We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our Named Executive Officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. The 401(k) plan provides that each participant may contribute up to the statutory limit, which is $18,000 for calendar year 2015 and 2016. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2015 and 2016 may be up to an additional $6,000 above the statutory limit. We currently do not make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Additional Benefits. The Named Executive Officers are eligible to participate in our other benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Elements of Compensation” and “—Other Compensation.”

Pension Benefits. Other than with respect to our 401(k) plan, our Named Executive Officers do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation. During the year ended December 31, 2015, our Named Executive Officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END TABLE

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(2) ($)	Option Expiration Date
Harold E. Selick, Ph.D.	2/26/2015	83,333		316,667		4.43	02/25/2025
	5/16/2014	128,645		196,355		3.62	5/15/2024
	3/13/2013	247,500		112,500		5.09	3/12/2023
	4/06/2012	297,916		27,084		7.22	4/05/2022
	6/07/2011	400,000		—		1.64	6/06/2021
	5/25/2010	785,000		—		1.44	5/24/2020
	1/09/2009	70,000		—		0.79	1/08/2019
	2/27/2008	41,666		—		1.30	2/26/2018
	3/20/2007	41,666		—		1.30	3/19/2017
	3/14/2006	25,000		—		1.30	3/13/2016
Joel A. Fernandes	2/26/2015	14,583		55,417		4.43	02/25/2025
	5/16/2014	7,291		42,709		3.62	5/15/2024
	3/13/2013	61,875		28,125		5.09	3/12/2023
	4/06/2012	55,000		5,000		7.22	4/05/2022
	6/07/2011	80,000		—		1.64	6/06/2021
	5/25/2010	40,000		—		1.44	5/24/2020
	1/9/2009	10,000		—		0.79	1/08/2019
	2/27/2008	16,666		—		1.30	2/26/2018
	11/02/2007	3,333		—		1.30	11/01/2017
	1/24/2007	3,333		—		1.30	1/23/2017
	4/03/2006	5,832		—		1.30	4/02/2016
Stewart M. Kroll	2/26/2015	20,833		79,167		4.43	02/25/2025
	5/16/2014	35,625		54,375		3.62	5/15/2024
	3/13/2013	68,750		31,250		5.09	3/12/2023
	4/06/2012	91,666		8,334		7.22	4/05/2022
	6/07/2011	113,000		—		1.64	6/06/2021
	5/25/2010	99,000		—		1.44	5/24/2020
	1/9/2009	15,433		—		0.79	1/08/2019
	2/27/2008	24,999		—		1.30	2/26/2018
	4/02/2007	4,166		—		1.30	4/01/2017
	6/26/2006	917		—		1.30	6/25/2016
Tillman Pearce, M.D.	2/26/2015	33,333		126,667		4.43	02/25/2025
	5/16/2014	57,395		87,605		3.62	5/15/2024
	3/13/2013	96,250		43,750		5.09	3/12/2023
	2/16/2012	201,583	(3)	10,417	(3)	3.46	2/15/2022
Robert L. Simon(4)	2/26/2015	20,833		—		4.43	12/31/2017
	5/16/2014	35,625		—		3.62	12/31/2017
	3/13/2013	85,937		—		5.09	12/31/2017
	4/23/2012	137,500	(3)	—		6.85	12/31/2017
Nipun Davar, Ph.D.(4)	2/26/2015	20,833		—		4.43	12/31/2017
	5/16/2014	27,708		—		3.62	12/31/2017
	3/13/2013	55,000		—		5.09	12/31/2017
	4/06/2012	36,666		—		7.22	12/31/2017
	10/24/2011	85,000	(3)	—		1.56	12/31/2017

(1)	All options were granted under and subject to the terms of either our 2004 Equity Incentive Plan, for options granted prior to May 16, 2014, or under our 2014 Equity Incentive Plan for options granted on May 16, 2014. Each option has a term of ten years and except as otherwise indicated, vests one-forty-eighth (1/48) of the total shares monthly following the date of grant such that all shares are 100% vested as of four years after the date of grant.
(2)	The exercise price per share of each option grant is the closing price of our common stock on the NASDAQ Capital Market on the date of grant.
(3)	This grant is a new hire option and vests one-fourth (1/4) of the total shares on the one-year anniversary of the date of grant, and one-thirty-sixth (1/36) monthly following the one-year anniversary such that all shares are 100% vested as of four years after the date of grant. 18,000 of the vested shares were moved to Dr. Pearce’s ex-spouse account in 2015.
(4)	Mr. Simon and Dr. Davar were terminated as two of our executive officers at the end of fiscal year 2015. In conjunction with the termination of their employment, their post termination exercise period of their vested option at December 31, 2015, was increased from ninety days to up to two years.

Option Exercises During 2015

Our Named Executive Officers did not exercise any stock options during the year ended December 31, 2015.

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements with Continuing Named Executive Officers

We have entered into change of control severance agreements with Dr. Selick, Mr. Fernandes, Dr. Pearce and Mr. Kroll that provide for certain benefits upon the Named Executive Officer’s involuntary termination, including in connection with a change of control transaction. In December 2004, we entered into a change of control severance agreement with Dr. Selick, which was amended and restated in November 2008 and further amended and restated on April 9, 2012. This agreement provides that if Dr. Selick’s employment is involuntarily terminated (which generally means his resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the company to assume the terms of his change of control severance agreement), then he will be entitled to a lump sum cash severance payment equivalent to 12 months base salary as in effect as of the date of termination. If Dr. Selick is involuntarily terminated within 18 months following a change of control of Threshold, then he will be entitled to the following severance benefits: a lump sum payment equivalent to 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; payment of the full amount of Dr. Selick’s target bonus for the calendar year of termination plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus or, if no target bonus has been established, an amount equal to Dr. Selick’s bonus in the prior year plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus; immediate acceleration and vesting of all stock options or other awards granted prior to the change of control; the termination of our right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits. All of the benefits provided above are expressly contingent on Dr. Selick’s delivery to us of a satisfactory release of claims.

We entered into a change of control severance agreement with of Dr. Pearce and Mr. Kroll on April 9, 2012. The agreements provide that if the officer’s employment is terminated by us without cause or is involuntarily terminated (which generally means his resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the company to assume the terms of his change of control severance agreement), then such officer will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If the Named Executive Officer’s employment is terminated without cause or involuntarily terminated within 18 months following a change of control, then such officer will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; payment of bonuses due in the year of termination plus a pro rata amount of the bonus that would have been awarded for the year following termination, assuming full bonus payment for that year; immediate acceleration and vesting of all stock options or other awards granted prior to the change of control; the termination of the company’s right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options or other awards granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits. All of the benefits provided above are expressly contingent on the applicable Named Executive Officer’s delivery to us of a satisfactory release of claims.

In connection with his promotion to Senior Vice President of Finance and Controller in March 2016, the Company entered into a new change of control severance agreement with Mr. Fernandes. The new severance agreement, supersedes his prior change of control severance agreement with the Company and provides, among other things, that if Mr. Fernandes’ employment is involuntarily terminated (which generally means Mr. Fernandes’ resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the Company to assume the terms of the new severance agreement), then Mr. Fernandes will be entitled to a lump sum cash severance payment equivalent to 12 months base salary as in effect as of the date of termination. In addition, if Mr. Fernandes is involuntarily terminated within 18 months following a change of control of the Company, then Mr. Fernandes will be entitled to the following severance benefits: a lump sum payment equivalent to 12 months’ base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; payment of the full amount Mr. Fernandes’ target bonus for the calendar year of termination plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus or, if no target bonus has been established, an amount equal to Mr. Fernandes bonus in the prior year plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus; immediate acceleration and vesting of all equity awards granted by the Company to Mr. Fernandes prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to up to two years following the date of termination; and up to 12 months of health benefits. All of the benefits provided above are expressly contingent on Mr. Fernandes’ delivery to us of a satisfactory release of claims. For purposes of the tables below, we assumed this agreement was in effect at December 31, 2015.

The value of benefits to which the continuing Named Executive Officers would be entitled to under each of their change of control severance agreements, assuming any termination was effective as of December 31, 2015 (and, in the case of Mr. Fernandes, that if his severance agreement was in place on December 31, 2015), is set forth in the “Potential Payments Upon Termination or Change of Control” table below under the columns entitled “Involuntary Termination”.

Severance Arrangements for Mr. Simon and Dr. Davar

In connection with Mr. Simon’s and Dr. Davar’s termination at the end of 2015, we provided Mr. Simon and Dr. Davar with the following severance benefits in exchange for their full general release of any claims that they may have on account of their employment with us: (1) a lump sum cash payment equal to one year of base salary pursuant to the pre-existing change of control severance agreements that we previously entered into with Mr. Simon and Dr. Davar and (2) the post-termination exercise period applicable to all of Mr. Simon’s and Dr. Davar’s vested stock options was increased from ninety days to up to two years. We have calculated the total value of those payments and benefits to be $384,591 for Mr. Simon, which consists of: (i) $330,000, which represents one year of base salary; (ii) a payout of accrued vacation of $25,632; and (iii) $28,959, which represents the aggregate incremental fair value associated with the modifications of Mr. Simon’s stock options as calculated in accordance with FASB ASC Topic 718. We have calculated the total value of those payments and benefits to be $386,376 for Dr. Davar, which consists of: (i) $315,000, which represents one year of base salary; (ii) a payout of accrued vacation of $40,991; and (iii) $30,385, which represents the aggregate incremental fair value associated with the modifications of Dr. Davar’s stock options as calculated in accordance with ASC 718.

Other Termination and Change of Control Benefits

Other than as set forth in a Named Executive Officer’s change of control severance agreement with us, and except as otherwise provided by applicable law, our Named Executive Officers are generally not entitled to any additional benefits upon a termination or change of control of our company. However, under both the 2004 Plan and the 2014 Plan, in the event of a fundamental transaction (as defined in the respective plan), if the successor corporation does not assume, convert or replace or substitute equivalent awards for outstanding equity awards granted pursuant to the 2004 Plan or the 2014 Plan, then the vesting of such equity awards shall be accelerated in full and will terminate in connection with the closing or completion of the fundamental transaction. In addition, under the 2004 Plan, if awards granted under the 2004 Plan are assumed, converted, replaced or substituted for equivalent awards or outstanding equity awards following a fundamental transaction or change of control, and the holder of an award is terminated without cause (other than due to death or disability) or resigns for good reason within 18 months following the transaction, any outstanding awards will accelerate for 12 months of vesting and be exercisable for three months following such termination. The value of benefits to which our Named Executive Officers would be entitled to under the 2004 Plan and the 2014 Plan, assuming an event or termination was effective as of December 31, 2015, is set forth in the Potential Payments Upon Termination or Change of Control table below under the columns entitled “Change of Control (if awards do not continue)” and “Involuntary Termination Within 18 months after a Change of Control.”

Payments and Potential Payments upon Termination or Change of Control Table

The following table reflects the potential payments and benefits to which the continuing Named Executive Officers were or would be entitled assuming that each termination or change of control event was effective as of December 31, 2015, and the actual payments made to Mr. Simon and Dr. Davar under their severance arrangements in connection with the termination of their employment at the end of 2015.

	Involuntary Termination
Name and Principal Position	Before a Change of Control ($)	Within 18 months after a Change of Control ($)(1)	Change of Control (if awards do not continue) ($)(2)
POTENTIAL PAYMENTS
Harold E. Selick, Ph.D.
Chief Executive Officer
Base salary severance	575,000	575,000	—
Lump sum bonus award payment	—	632,500	—
Health benefit continuation	—	18,300	—
Stock option acceleration(3)	—	—	—

Total	575,000	1,228,800	—

Joel A. Fernandes
Senior Vice President, Finance & Controller
Base salary severance	281,000	281,000	—
Lump sum bonus award payment	—	182,650	—
Health benefit continuation	—	25,600	—
Stock option acceleration(3)	—	—	—

Total	281,000	406,100	—

	Involuntary Termination
Name and Principal Position	Before a Change of Control ($)	Within 18 months after a Change of Control ($)(1)	Change of Control (if awards do not continue) ($)(2)
Tillman Pearce, M.D.
Chief Medical Officer
Base salary severance	405,000	405,000	—
Lump sum bonus award payment	—	324,000	—
Health benefit continuation	—	21,600	—
Stock option acceleration(3)	—	—	—

Total	405,000	750,600	—

Stewart M. Kroll
Chief Operating Officer
Base salary severance	330,000	330,000	—
Lump sum bonus award payment	—	264,000	—
Health benefit continuation	—	18,100	—
Stock option acceleration(3)	—	—	—

Total	330,000	612,100	—

PAYMENTS
Robert L. Simon
Former Senior Vice President, Regulatory Affairs and Quality Assurance(4)
Base salary severance	330,000	—	—
Lump sum bonus award payment	—	—	—
Health benefit continuation	—	—	—

Total	330,000	—	—

Nipun Davar, Ph.D.
Former Senior Vice President, Pharmaceutical Development and Manufacturing(4)
Base salary severance	315,000	—	—
Lump sum bonus award payment	—	—	—
Health benefit continuation	—	—	—

Total	315,000	—	—

(1)	This “Potential Payments” portion of this column represents potential cash payments, health benefits and full vesting acceleration under the terms of each of their change of control severance agreements, upon an involuntary termination within 18 months following a change of control. The “Payments” portion of this column represents the payments made to Mr. Simon and Dr. Davar pursuant to the severance arrangements in connection with their termination of employment at the end of 2015.
(2)	This column represents the value of vesting acceleration under the 2014 Plan if the successor corporation does not assume or substitute equity awards. The 2014 Plan provides that in such circumstance, the vesting of all such stock awards, not assumed or substituted for, will fully and immediately accelerate or our repurchase rights will fully and immediately terminate, as applicable, in connection with the closing of the fundamental transaction.
(3)	The value of stock option vesting acceleration is based on the closing stock price of $0.48 per share for our common stock as reported on the NASDAQ Capital Market on December 31, 2015 with respect to unvested in-the-money unvested stock option shares, minus the exercise price of the unvested option shares. At December 31, 2015, neither Dr. Pearce nor Mr. Simon held any stock options with exercise prices in excess of $0.48 that were wholly or partially unvested.

(4)	Mr. Simon and Dr. Davar were involuntarily terminated as two of our executive officers at the end of fiscal year 2015. In connection with their termination at the end of 2015, Mr. Simon and Dr. Davar became entitled to accrued severance benefits of $330,000 and $315,000, respectively in fiscal year 2015, both of which were paid in first quarter of 2016 from their severance agreements with the Company.

DIRECTOR COMPENSATION

We generally provide our non-employee directors with cash and equity compensation for their service on our board of directors. The board of directors is responsible for considering and approving the compensation paid to our non-employee directors, upon recommendation from the compensation committee. The compensation committee reviews the compensation paid to our non-employee directors with input and market data provided by the compensation committee’s outside compensation consultant. In this regard, in March 2015, the board of directors approved a non-employee director compensation policy, or the director compensation policy, that sets forth the terms of the cash and equity compensation that will be paid to our non-employee directors beginning in 2015. Our director compensation policy was approved after the compensation committee received input and market data from Radford, its independent compensation consultant in 2015. The director compensation policy adopted in March 2015 generally provides for the same compensation as our 2014 non-employee director compensation program, except based on Radford’s analysis and to better reflect the average compensation received by new members of the boards of directors of our comparator companies, the compensation committee recommended and the board approved an increase in the size of the initial stock option granted to individuals who are elected or appointed for the first time from 25,000 shares to 35,000 shares.

Cash Compensation. Under our director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2015:

•	a $30,000 annual retainer for service as a member of our board of directors;

•

a supplemental annual retainer for the chairs of the board committees in the following amounts: $20,000 for the chair of the audit committee, $14,000 for the chair of the compensation committee and $14,000 for the chair of the nominating and governance committee; and

•	a supplemental annual retainer of $11,000 for each member of audit committee, compensation committee and the nominating and governance committee other than the chairs.

All of our directors are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

Equity Compensation. Under our director compensation policy, upon first joining our board of directors, a non-employee director is awarded an initial grant of an option to purchase 35,000 shares of our common stock that vests monthly over a three-year period. On the date of each annual meeting of stockholders, each non-employee director serving on our board of directors on such date provided that the applicable individual has served as a non-employee director for at least six months prior to such date) was awarded an annual grant of an option to purchase 20,000 shares of our common stock that vests monthly over one year. The compensation committee recommended and the board approved in March 2016 an increase in the size of the stock option granted to individuals who are on our board of directors from 20,000 shares to 35,000 shares of our common stock that vests monthly over a one-year period with a strike price of $0.30 (the average 30 day stock prices as of February 23, 2016). Accordingly, on May 16, 2015, each non-employee director was granted an option to purchase 20,000 shares of our common stock at an exercise price of $3.87 per share, the closing price of our common stock on the NASDAQ Capital Market on the date of grant. These options expire on May 15, 2024. The options are granted under and subject to the terms of our 2014 Plan, the terms of which are described in more detail above under “Executive Compensation—Description of Compensation Arrangements—2014 Equity Incentive Plan.” In addition, under our director compensation policy, in the event of a fundamental transaction (as defined in the 2014 Plan) while a 2014 Plan participant remains a non-employee director, the shares subject to all initial and annual option grants held by such non-employee director will vest in full immediately prior to the effective date of the fundamental transaction, with all such options terminating immediately following the consummation of the fundamental transaction unless assumed by the successor corporation. Likewise, in the event of a change of control (as defined in the 2014 Plan), while a participant remains a non-employee director, the shares subject to all outstanding initial and annual option grants held by such non-employee director will automatically vest in full, and such options will remain exercisable until the expiration or sooner termination of the applicable option term.

Director Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2015. Dr. Selick, our Chief Executive Officer, is not listed in the following table because he is our employee and his compensation is described under “Executive Compensation” above.

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(2)	Total($)
Jeffrey W. Bird, M.D., Ph.D.	52,000	49,860	101,860
Bruce C. Cozadd	41,000	49,860	90,860
David R. Hoffmann	64,000	49,860	113,860
Wilfred E. Jaeger, M.D.	55,000	49,860	104,860
George G.C. Parker, Ph.D.	41,000	49,860	90,860
David R. Parkinson, M.D.	41,000	49,860	90,860

(1)	The dollar amounts in this column represent the aggregate grant date fair value of each stock option award granted to the directors listed in the table above in 2015. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing formula and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9 of the notes to our audited consolidated financial statements included in the 2015 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our directors.
(2)	The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2015 was as follows: 130,000 shares for Dr. Bird; 130,000 shares for Mr. Cozadd; 132,500 shares for Mr. Hoffman; 80,000 shares for Dr. Jaeger; 110,000 shares for Dr. Parker; and 117,500 shares for Dr. Parkinson.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by our board of directors (which charter is available at www.thresholdpharm.com ), one purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent registered public accounting firm. Each member of the audit committee meets the independence requirements of the NASDAQ listing standards.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards as well as performing an audit of our internal control over financial reporting as of the end of the fiscal year.

In this context and in connection with the audited financial statements contained in our 2015 Annual Report on Form 10-K, the audit committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2015 with our management and Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2015;

•

discussed with Ernst & Young LLP those matters required to be discussed by Accounting Standard No. 16 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Release No. 2012-004;

•

reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, discussed with Ernst & Young LLP their independence, and concluded that any non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence; and

•

based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC.

AUDIT COMMITTEE

David R. Hoffmann (chair)
Jeffrey W. Bird, M.D., Ph.D.
Wilfred E. Jaeger, M.D.

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under these acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Auditor’s Fees

The following table shows the fees billed or expected to be billed by Ernst & Young LLP for 2015 and 2014 in connection with audit services rendered during the past two fiscal years.

	2015	2014
Audit Fees(1)	$557,860	$500,428
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	30,000
All Other Fees(4)	—	—

Total	$557,860	$530,428

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit and the review of the financial statements and which are not reported under “Audit Fees.” There were no audit-related fees billed for fiscal 2015 or fiscal 2014.
(3)	Tax fees represent fees and expenses for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed for fiscal 2015.
(4)	All other fees represent fees for products and services other than the services described above. There were no other fees billed for fiscal 2015 or fiscal 2014.

Pre-Approval Policies and Procedures

Our audit committee has a policy and procedures for the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The audit committee has also delegated to the chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2016 annual meeting, our stockholders will vote on the election of three Class III directors to serve for a three-year term until the 2019 annual meeting of stockholders and until their successors are elected and qualified. Our board of directors has unanimously nominated Mr. Bruce C. Cozadd, Mr. David R. Hoffmann and Mr. George G.C. Parker upon the recommendation of the nominating and governance committee, for reelection to our board of directors as Class III directors. The nominees have consented to being named as nominees in this proxy statement and have indicated that they are willing and able to continue to serve as directors. If Mr. Bruce C. Cozadd, Mr. David R. Hoffmann and Mr. George G.C. Parker become unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person or persons as may be designated by our nominating and governance committee. The Class III directors will be elected by a plurality of the votes cast, in person or represented by proxy, and entitled to vote at the 2016 annual meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors recommends a vote “FOR” the election of each of Mr. Bruce C. Cozadd, Mr. David R. Hoffmann and Mr. George G.C. Parker as Class III directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares “FOR” the election of each of Mr. Bruce C. Cozadd, Mr. David R. Hoffmann and Mr. George G.C. Parker.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

At the 2016 annual meeting, our stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of Ernst & Young LLP are expected to be present at the 2016 annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. The audit committee is not bound by a vote either for or against this proposal. The audit committee will consider a vote against Ernst & Young LLP by the stockholders in selecting our independent registered public accounting firm in the future. If the stockholders fail to ratify the selection, the audit committee of the board will reconsider whether or not to retain that firm. Even if the stockholders do ratify the appointment, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Threshold and our stockholders. The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2013 annual meeting of stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Our stockholders indicated by advisory vote their preference to hold a say-on-pay vote every year. After consideration of the voting results, the board of directors elected to hold a stockholder say-on-pay vote every year and, accordingly, we are holding a say-on-pay vote at this year’s annual meeting.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we have adopted a performance-based compensation strategy that is intended to focus our Named Executive Officers on the achievement of near-term corporate goals as well as our long-term strategic objectives. We believe that our executive compensation program is appropriately designed, reasonable and responsible in that it both encourages our Named Executive Officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks. Accordingly, a significant portion of our Named Executive Officer compensation is comprised of performance-based bonus opportunities and long-term equity awards, which align the officers’ incentives with the interests of our stockholders. Our Named Executive Officer compensation program has been thoughtfully developed with the assistance of our independent compensation consultant to be competitive in the marketplace and to appropriately incentivize and reward our Named Executive Officers for achieving our corporate goals while minimizing incentives for excessive risk taking. Please read the Compensation Discussion and Analysis section of this proxy statement and related compensation tables and narrative disclosure for additional details about our Named Executive Officer compensation program, including information about the fiscal year 2015 compensation of our Named Executive Officers.

The board of directors is asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Threshold Pharmaceuticals’ Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Unless the board of directors modifies its policy on the frequency of future advisory votes on the compensation of our Named Executive Officers, the next advisory vote on the compensation of our Named Executive Officers will be held at the 2017 annual meeting of stockholders.

Advisory approval of the compensation of our Named Executive Officers must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2016 annual meeting in order to be approved.

Our board of directors recommends a vote “FOR” the advisory approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares “FOR” the advisory approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, 2015 Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to the Secretary, Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080 or by contacting our Vice President of Intellectual Property and Assistant General Counsel, Mark Hopkins by telephone at (650) 474- 8213 or by email at ir@thresholdpharm.com. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

FORM 10-K

We will mail without charge to any stockholder upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, including the financial statements, schedules and a list of exhibits. Requests should be sent to: Secretary, Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

We will consider for inclusion in our proxy materials for the 2017 annual meeting of stockholders, stockholder proposals that are received at our principal executive offices no later than December 30, 2016 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2017 annual meeting of stockholders is not held between May 25, 2017 and July 24, 2017, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Secretary at Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080.

Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Secretary at our principal executive offices no earlier than November 30, 2016, or 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting, and not later than December 30, 2016, or 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, our bylaws also provide that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting, this advance notice must be received not earlier than or 150 days prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting, including: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the 2017 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the board of directors for the 2017 annual meeting of stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the proxy statement for the 2017 annual meeting of stockholders briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

A copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals will be made available to stockholders from our Secretary upon written request.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor management intends to bring before the meeting any business other than the matters referred to in this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

By Order of the Board of Directors

Dr. Harold E. Selick
Chief Executive Officer

South San Francisco, California

April 29, 2016

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE OR, IF YOU RECEIVED A PAPER PROXY CARD OR VOTING INSTRUCTION FORM VIA MAIL, BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE PROXY CARD OR VOTING INSTRUCTION FORM IN THE RETURN ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET OR TO REQUEST A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE FULL SET OF PROXY MATERIALS, AS APPLICABLE, MAILED TO STOCKHOLDERS. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY VOTED OR SENT IN YOUR PROXY CARD.

THRESHOLD PHARMACEUTICALS, INC. 170 Harbor Way, Suite 300 South San Francisco, CA 94080
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, June 23, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, June 23, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
For Withhold For All To withhold authority to vote for any
All All Except individual nominee(s), mark “For All
Except” and write the number(s) of the
The Board of Directors recommends you vote FOR nominee(s) on the line below.
the following: 0 0 0
1. Election of Directors
Nominees
01 Bruce C. Cozadd 02 David R. Hoffmann 03 George G.C. Parker, PhD
The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain
2 To ratify the appointment of Ernst & Young LLP as the Company`s independent registered public accounting 0 0 0 firm for the fiscal year ending December 31, 2016.
3 To approve, on an advisory basis,the compensation of the Company’s Named Executive Officers as disclosed in 0 0 0 the proxy statement.
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here. 0
(see reverse for instructions) Yes No
Please indicate if you plan to attend this meeting 0 0
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000292491_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com
THRESHOLD PHARMACEUTICALS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 24, 2016 at 3:00 PM PST
The undersigned hereby appoint(s) Harold E. Selick and Joel A. Fernandes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THRESHOLD PHARMACEUTICALS, INC. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, Pacific Time, on June 24, 2016, at Threshold Pharmaceuticals, Inc., 170 Harbor Way, Suite 300, South San Francisco, CA 94080, and any adjournment or postponement thereof.
This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of each of the three director nominees listed on the reverse side of this proxy, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000292491_2 R1.0.1.25